EXHIBIT 10.29




                                                            DRAFT DATE:  6/13/96
                                                            ----------

                 THIRD AMENDED AND RESTATED LOAN AGREEMENT

                            Dated as of June __, 1996

                                      Among

                    FINE HOST CORPORATION (the "Borrower"),

             FINE HOST SERVICES CORPORATION ("Fine Host Services"),

 FINE HOST INTERNATIONAL CORPORATION ("Fine Host International"),

              FINE HOST OF VERMONT, INC. ("Fine Host of Vermont"),

                           FANFARE, INC. ("Fanfare"),

                    GLOBAL FANFARE, INC. ("Global Fanfare"),

                     CREATIVE FOOD MANAGEMENT, INC. ("CFM"),

                   NORTHWEST FOOD SERVICE, INC. ("Northwest"),

             TARRANT COUNTY CONCESSIONS, L.L.C. ("Tarrant County"),

                        SUN WEST SERVICES, INC. ("SWSI"),

                                USTRUST ("UST"),

                     THE SUMITOMO BANK, LIMITED ("Sumitomo"),

                  STATE STREET BANK AND TRUST COMPANY ("SSB"),

                       BANK OF BOSTON CONNECTICUT ("BBC"),

                        MELLON BANK, N.A. ("Mellon") and

                          THE BANK OF NEW YORK ("BNY")

           (UST, SUMITOMO, SSB, BBC, MELLON AND BNY ARE COLLECTIVELY
                          REFERRED TO AS THE "BANKS")

                                TABLE OF CONTENTS


Item                                                   Page No.
- ----                                                   --------

1.   DEFINITIONS

     1.1    General Terms
     1.2    Accounting Terms
     1.3    Other Terms Defined in Uniform Commercial Code
     1.4    Construction

2.   LOANS

     2.1    Working Capital Loans
     2.2    Guidance Loans
     2.3    Letters of Credit Under Working Capital Line
     2.4    Borrower's Loan Account
     2.5    Statements
     2.6    Fees
     2.7    Method of Making Payments
     2.8    Term of this Agreement
     2.9    Limitation on Charges
     2.10   Capital Adequacy Provisions
     2.11   Additional Collateral Following Termination

3.   SECURITY FOR THE LIABILITIES; GUARANTIES

     3.1    Security
     3.2    Chattel Paper Instruments
     3.3    Vehicles
     3.4    Equipment
     3.5    Equipment Records
     3.6    Safekeeping of Equipment
     3.7    Maintenance of Properties

4.   CONDITIONS OF ADVANCES

     4.1    Borrower's Request
     4.2    Financial Condition
     4.3    No Event of Default
     4.4    Representations and Warranties
     4.5    Additional Conditions for Approval of Guidance Loan
     4.6    Additional Conditions for Approval of Working Capital Loans

     4.7    Other Requirements
     4.8    Additional Conditions for Making Loans

5.   REPRESENTATIONS AND WARRANTIES

     5.1    Corporate Existence
     5.2    Corporate Authority
     5.3    Binding Effect
     5.4    Financial Data
     5.5    Tangible Assets
     5.6    Title to Collateral
     5.7    Real Property; Leases
     5.8    Solvency
     5.9    Principal Place of Business
     5.10   Other Corporate Names
     5.11   Tax Liabilities
     5.12   Loans
     5.13   Margin Securities
     5.14   Subsidiaries; Divisions
     5.15   Litigation and Proceedings
     5.16   Registration Statement
     5.17   Material Agreements
     5.18   Largest Customers
     5.19   Employee Controversies and Employment and Labor Agreements
     5.20   Compliance with Laws and Regulations
     5.21   Intellectual Property Rights
     5.22   Pension Related Matters
     5.23   Environmental Matters
     5.24   Broker's Fee
     5.25   Securities Matters
     5.26   Equity Beneficial Ownership
     5.27   Disclosure
     5.28   Capitalization
     5.29   Corporate Structure
     5.30   Facility Agreements with Change in Stock Ownership Restrictions

6.   AFFIRMATIVE COVENANTS

     6.1    Financial Covenants
     6.1.1  Debt to Operating Cash Flow Ratio
     6.1.2  Operating Cash Flow to Fixed Charge-Ratio
     6.1.3  Operating Cash Flow to Cash Interest Expense Ratio
     6.1.4  Minimum Net Worth
     6.1.5  Minimum Operating Cash Flow

     6.1.6  Minimum Tangible Capital Base
     6.2    Financial Statements
     6.3    Inspection
     6.4    Conduct of Business
     6.5    Claims and Taxes
     6.6    The Agent's and the Banks' Costs and
              Expenses as Additional Liabilities
     6.7    Borrower's Liability Insurance
     6.8    Borrower's Insurance
     6.9    Pension Plans
     6.10   Notice of Suit
     6.11   Supervening Changes in Law
     6.12   Environmental Notices
     6.13   Use of the Proceeds
     6.14   Depository Accounts
     6.15   Collateral Assignments of Licenses and
              Management Agreements
     6.16   Application of Net Contract Proceeds
     6.17   Covenants in Subordinated Debt Documents

7.   NEGATIVE COVENANTS

     7.1    Encumbrances
     7.2    Indebtedness
     7.3    Mergers and Consolidations
     7.4    Acquisitions
     7.5    Disposal of Property
     7.6    Investment or Loans
     7.7    Guaranties
     7.8    Capital Expenditure Limitations
     7.9    Distributions
     7.10   Compensation
     7.11   Transactions with Affiliates
     7.12   Prepayment of Other Liabilities
     7.13   Modification of Indebtedness
     7.14   Amendment of Certificate or Articles of Incorporation or By-Laws
     7.15   ERISA Termination Event
     7.16   Subordinated Debt Documents
     7.17   CFM Notes

8.   DEFAULT, RIGHTS AND REMEDIES OF THE AGENT

     8.1    Event of Default
     8.2    Termination of Obligation to Make Loans and Acceleration



























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
     8.3    Rights and Remedies Generally
     8.4    Entry Upon Premises and Access to Information
     8.5    Sale or Other Disposition of Collateral by the Agent
     8.6    Waiver of Demand
     8.7    Waiver of Notice
     8.8    Advice of Counsel

9.   THE AGENT

     9.1    Appointment of the Agent
     9.2    Administration of the Loans/Letters of Credit
     9.3    Agent's Duty of Care
     9.4    Reliance by Agent
     9.5    Notice of Default
     9.6    Non-Reliance on Agent and Other Banks
     9.7    Indemnification
     9.8    Successor Agent
     9.9    Rescission of Loan Payments
     9.10   Sharing of Payments
     9.11 Representations and Warranties of the Other Banks and of the Agent
     9.12   Notices

10.  MISCELLANEOUS

     10.1   Waiver
     10.2   Attorneys' Fees and Expenses
     10.3   Expenditures by the Agent
     10.4   Custody and Preservation by Collateral
     10.5   Reliance by the Banks
     10.6   Assignability; Parties
     10.7   Applicable Law; Severability
     10.8   Submission to Jurisdiction; Jury Trial Waiver; Waiver of Bond
     10.9   Application of Payments
     10.10  Marshalling; Payments Set Aside
     10.11  Section Titles
     10.12  Continuing Effect
     10.13  Notices
     10.14  Equitable Relief
     10.15  Entire Agreement; Amendments
     10.16  Participations/Assignments
     10.17  Changes in Accounting Principles
     10.18  Indemnity
     10.19  Representations and Warranties, etc.

     10.20     Treatment of Certain Information
     10.21     Independence of Covenants
     10.22     Time of the Essence


          Exhibit A     Form of Commercial Promissory Note (Working Capital
                        Loan)
          Exhibit B     Form of Commercial Promissory Note (Guidance Line of
                        Credit)
          Exhibit C     Form of Application for Commercial Letter of Credit and
                        Agreement, with Addendum
          Exhibit D     Form of First Amended and Restated Unlimited Guaranty
          Exhibit E     Form of First Amended and Restated Security Agreement -
                        All Assets for Borrower and Unlimited Guarantors
          Exhibit F     Form of First Amended and Restated Assignment of
                        Receivables and Proceeds for Borrower and Unlimited
                        Guarantors
          Exhibit G     Form of First Amended and Restated Limited Guaranty
          Exhibit H     Form of First Amended and Restated Security Agreement -
                        All Assets for Limited Guarantors.
          Exhibit I     Form of First Amended and Restated Assignment of
                        Receivables and Proceeds for Limited Guarantors.
          Exhibit J     Form of First Amended and Restated Stock Pledge
                        Agreement
          Exhibit K     Form of First Amended and Restated LLC Pledge Agreement
          Exhibit L     Form of First Amended and Restated Joint Venture Pledge
                        Agreement

          Schedule 3.4   Equipment.
          Schedule 5.1   Corporate Existence.
          Schedule 5.4   Financial Data.
          Schedule 5.5   Tangible Assets.
          Schedule 5.6   Title to Collateral.
          Schedule 5.7   Real Property; Leases.
          Schedule 5.8   Solvency.
          Schedule 5.9   Principal Place of Business.
          Schedule 5.10  Other Corporate Names.
          Schedule 5.11  Tax Liabilities.
          Schedule 5.12  Loans.
          Schedule 5.13  Margin Securities.
          Schedule 5.14  Subsidiaries; Divisions.
          Schedule 5.15  Litigation and Proceedings.
          Schedule 5.16  Registration Statement.
          Schedule 5.17  Material Agreements.
          Schedule 5.18  Largest Customers.
          Schedule 5.19 Employment Controversies and Employment and Labor Agreements.

          Schedule 5.20  Compliance with Laws and Regulations.
          Schedule 5.21  Intellectual Property Rights.
          Schedule 5.22  Pension Related Matters.
          Schedule 5.23  Environmental Matters.
          Schedule 5.24  Broker's Fees.
          Schedule 5.26  Capital Stock.
          Schedule 5.30  Interest in Other Entities.
          Schedule 7.1   Permitted Liens.
          Schedule 7.2   Permitted Indebtedness.
          Schedule 7.4   Acquisitions.
          Schedule 7.6   Ongoing Investments
          Schedule 7.7   Guaranties.
          Schedule 7.10  Compensation to Affiliates.
          Schedule 7.11  Transactions with Affiliates

     This THIRD AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") is executed and effective (subject to all of the conditions contained herein) on June __, 1996, but is dated as of the Closing Date (as defined below), by and among (a) FINE HOST CORPORATION, a Delaware corporation, with its principal place of business and chief executive office at 3 Greenwich Office Park, Greenwich, Connecticut 06831 ("Borrower" or the "Borrower"), (b) FINE HOST SERVICES CORPORATION, a Delaware corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 3 Greenwich Office Park, Greenwich, Connecticut 06831 ("Fine Host Services"), (c) FINE HOST OF VERMONT, INC., a Vermont corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 255 Maple Street, Stowe, Vermont 05672 ("Fine Host of Vermont"), (d) FANFARE, INC., a Massachusetts corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 797 Turnpike Street, North Andover, Massachusetts 01845 ("Fanfare"), (e) GLOBAL FANFARE, INC., an Indiana corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 4000 Parnell Avenue, Fort Wayne, Indiana 46805 ("Global Fanfare"), (f) FINE HOST INTERNATIONAL CORPORATION, a Delaware corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 3 Greenwich Office Park, Greenwich, Connecticut 06831 ("Fine Host International"), (g) CREATIVE FOOD MANAGEMENT, INC., an Ohio corporation (formerly known as VGE Acquisition Corp.), which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 6061 Telegraph Road, Suite MM, Toledo, Ohio 43612 ("CFM"), (h) NORTHWEST FOOD SERVICE, INC., an Idaho corporation which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 305 East 37th Street, Boise, Idaho 83714 ("Northwest"), (i) TARRANT COUNTY CONCESSIONS, L.L.C., a Texas limited liability company, with its principal place of business located at 100 Congress Avenue, Suite 1100, Austin, Texas 78746 ("Tarrant County"), (j) SUN WEST SERVICES, INC., a New Mexico corporation, which is a wholly-owned subsidiary of the Borrower, and whose principal place of business is at 19 West Alameda Drive, Suite No. 101, Tempe, Arizona 85282 ("SWSI"), (k) USTRUST, a Massachusetts trust company, having an office at 30 Court Street, Boston, Massachusetts 02108 (acting for itself, "UST"), (l) USTRUST, a Massachusetts trust company, having an office at 30 Court Street, Boston, Massachusetts 02108 (acting as agent for the Banks, including itself, the "Agent"), (m) THE SUMITOMO BANK, LIMITED, a Japanese bank, having an office at 233 South Wacker Drive, Chicago, Illinois 60606 ("Sumitomo"), (n) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, having an office at 225 Franklin Street, Boston, Massachusetts 02110 ("SSB"), (o) BANK OF BOSTON CONNECTICUT, a Connecticut bank, having an office at One Landmark Square, Suite 2002, Stamford, Connecticut
06901 ("BBC"), (p) MELLON BANK, N.A., a national banking association, having an office at 1735 Market Street, P.O. Box 7899, Philadelphia, Pennsylvania 19101 ("Mellon") and (q) THE BANK OF NEW YORK, a New York bank, having an office at 530 Fifth Avenue, New York, New York 10036 ("BNY"). (UST for itself, Sumitomo, SSB, BBC, Mellon and BNY are hereinafter sometimes referred to collectively as the "Banks" and singly as a "Bank").

                             PRELIMINARY STATEMENTS

      UST, Sumitomo, SSB, BBC, BNY, the Borrower and its Subsidiaries have entered into certain loan arrangements which are evidenced by, among other documents, a certain Second Amended and Restated Loan Agreement dated April 24, 1995 among UST, Sumitomo, SSB, BBC, BNY, the Borrower and its Subsidiaries, as subsequently amended, pursuant to which UST, Sumitomo, SSB, BBC and BNY have made certain loans to the Borrower as more particularly described therein (as so amended, the "Existing Loan Agreement").

      UST, Sumitomo, SSB, BBC, BNY and Mellon have agreed to increase certain of such loan arrangements such that the total aggregate principal amount of all such loan arrangements is increased to up to Seventy-Five Million and 00/100 Dollars ($75,000,000.00), as more particularly described in this Agreement. The aggregate commitment of UST hereunder is no greater than Fifteen Million and 00/100 Dollars ($15,000,000.00), the aggregate commitment of Sumitomo hereunder is no greater than Fifteen Million and 00/100 Dollars ($15,000,000.00), the aggregate commitment of SSB hereunder is no greater than Fifteen Million and 00/100 Dollars ($15,000,000.00), the aggregate commitment of BBC hereunder is no greater than Ten Million and 00/100 Dollars ($10,000,000.00), the aggregate commitment of Mellon hereunder is no greater than Ten Million and 00/100 Dollars ($10,000,000.00), and the aggregate commitment of BNY hereunder is no greater than Ten Million and 00/100 Dollars ($10,000,000.00). Notwithstanding anything contained herein to the contrary, all obligations of the Banks hereunder with respect to such loan arrangements are several, and not joint, obligations of the Banks.

     The Banks have agreed to designate UST as the "Agent" for the loan arrangements described in this Agreement and, notwithstanding anything contained herein to the contrary, the Agent shall act for all of the Banks in all matters arising hereunder relating to the Banks as contemplated by Section 9.

     The Banks, the Borrower and its Subsidiaries have agreed to amend and restate the Existing Loan Agreement in its entirety, and all of the parties to this Agreement acknowledge and agree that, upon execution and delivery of this Agreement, this Agreement, from and after this date, shall govern the relationship of the parties hereto.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit now or hereafter made to or for the benefit of the Borrower by the Banks, the parties hereto hereby agree as follows:

     1.   DEFINITIONS
          -----------

          1.1     General Terms.  When used herein, the following capitalized
                  -------------
terms shall have the following meanings:

     "Acceptable Supplement" shall have the meaning given to that term in subsection 5.6.
- --------------

     "Accumulated Funding Deficiency" shall mean a funding deficiency described in Section 302 of ERISA.

     "Affiliate" shall mean, as applied to any Person, any other Person (other than the Borrower or any Subsidiary of Borrower) (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Borrower, (b) that directly or beneficially owns or holds ten percent (10%) or more of any class of the voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of the Borrower or (c) ten percent (10%) or more of whose voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) is owned directly or beneficially or held by the Borrower.

     "Agent" shall mean UST, acting as agent for the Banks under this Agreement.

     "Agreement" shall mean this Third Amended and Restated Loan Agreement, together with all exhibits and schedules hereto, as amended, modified, supplemented, restated or extended from time to time.

     "Approval" shall mean each approval, consent, filing or registration by or with any Federal, state or other regulatory authority necessary to authorize or permit the execution, delivery or performance of this Agreement or the Loan Documents or for the validity or enforceability hereof or thereof by the Borrower and its Affiliates.

     "Assignments of Receivables and Proceeds" shall mean the First Amended and Restated Assignments of Receivables and Proceeds, dated as of the Closing Date, by and between the Borrower or the applicable Subsidiary and the Agent, which are to be executed and delivered in accordance with the provisions of subsection
                                                                      ----------
4.8 below, as the same may be further amended, reaffirmed, modified,
- ---
supplemented, restated or extended from time to time, and any and all other assignments of receivables and proceeds which may in the future be required to be executed and delivered by the Borrower or any Subsidiary in favor of the Agent, in compliance with the provisions of subsection 3.1(b) below.
                                            -----------------

     "Banks" or "the Banks" shall mean UST, Sumitomo, SSB, BBC, Mellon, BNY and their respective successors and assigns.

     "Base Lending Rate" shall mean the variable rate of interest, per annum, most recently announced by UST at its headquarters in Boston, Massachusetts, as its "base lending rate," with the understanding that UST's "base lending rate" is one of its interest rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of UST's interest rates. Any change in the Base Lending Rate shall be effective as of the effective date stated in the announcement by UST of such change.

     "Borrower" or "the Borrower" shall mean Fine Host Corporation, a Delaware corporation, and all its successors and assigns.

     "Business Day" shall mean except as provided in the LIBOR provisions of the Notes, any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Massachusetts, the Commonwealth of Pennsylvania, the State of Connecticut or the State of New York or other day on which banking institutions are authorized or are required to be closed in Boston, Massachusetts, New York, New York, Pittsburgh, Pennsylvania, or Hartford, Connecticut.

     "Cancellation Fee" shall have the meaning given to that term in subsection
                                                                     ----------
2.8.
- ---

     "Capital Base" shall mean, at any date as of which determination is made, the sum of the consolidated Net Worth of the Borrower and its Subsidiaries, taken as a whole, plus any Subordinated Debt.

     "Capital Expenditure" shall mean, for any period, the sum of (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (b) the aggregate amount of all Capitalized Lease Obligations during such period.

     "Capitalization Period" shall have the meaning given to that term in subsection 4.5(b).
- -----------------

     "Capitalized Lease Obligations" shall mean, for any period, all of the Borrower's and any Subsidiary's obligations under any lease of property (real, personal or mixed) or other periodic payment arrangement which have been or should be capitalized on the Borrower's and Subsidiaries' consolidated balance sheet in accordance with GAAP, in each case taken at the amount thereof accounted for as indebtedness, net of interest expense, determined in accordance with GAAP, the stated maturity of which shall be the date of the last payment of any amount thereunder prior to the first date upon which such arrangement may be terminated by the Borrower or its Subsidiaries without payment of any penalty.

     "Cash Equivalent Investment" shall mean, at any time: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than 90 days from the date of acquisition, of any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500,000,000, whose debt has a rating at the time of any such investment of at least "A-2" or the equivalent thereof by Standard & Poor's or at least "P-2" or the equivalent thereof by Moody's or any Bank, (iii) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with UST, and (iv) commercial paper issued by the parent corporation of any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500,000,000 and commercial paper or master notes of issuers, rated at the time of any such investment at least "A-2" or the equivalent thereof by Standard & Poor's or at least "P-2" or the equivalent thereof by Moody's or any Bank, and in each case maturing within 270 days after the date of acquisition.

     "Cash Interest Expense" shall mean, with respect to any Person for any period, the interest expense of such Person for such period, less all non-cash items constituting interest expense during such period (including, without limitation, amortization of debt discounts and payments of interest on Indebtedness through the issuance of Indebtedness).

     "CFM Notes" shall mean the following: (a) a certain Subordinated Promissory Note, dated as of November 15, 1995, from the Borrower, made payable to the order of James E. Kern, in the original principal amount of One Million Four Hundred Forty Thousand and 00/100 Dollars ($1,440,000.00); (b) a certain Subordinated Promissory Note, dated as of December 8, 1994, from the Borrower, made payable to the order of James E. Kern, in the original principal amount of Eighty Thousand and 00/100 Dollars ($80,000.00); (c) a certain Subordinated Promissory Note, dated as of November 13, 1995, from the Borrower, made payable to the order of John F. Kusner, in the original principal amount of Seven Hundred Fifty-Six Thousand and 00/100 Dollars ($756,000.00); and (d) a certain Subordinated Promissory Note, dated as of December 8, 1994, from the Borrower, made payable to the order of John F. Kusner, in the original principal amount of Three Hundred Fifty-Four Thousand and 00/100 Dollars ($354,000.00).

     "Change in Control" means a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

     "Closing" or "Closing Date" shall meaning to that term in subsection 10.23.
                                                               ----------------

     "Code" shall mean the Uniform Commercial Code of the Commonwealth of Massachusetts (or with respect to Collateral in which a Lien may only be perfected pursuant to the laws of any other state or the District of Columbia, the Uniform Commercial Code of such state or of the District of Columbia), as amended, and any successor statute of similar import as in effect from time to time.

     "Collateral" shall mean all of Borrower's or its Subsidiaries' right, title, and interest in and to the Collateral, as defined in the applicable Security Agreement, in or upon which a Lien has been or is granted to the Agent, as security for the Liabilities, whether under this Agreement, the other Loan Documents, at law or in equity, or under any other documents, instruments, agreements or writings delivered to the Agent or any Bank which were executed by the Borrower, its Subsidiaries, any Affiliate of the Borrower, or any such other Person.

     "Common Shares" means the shares of common stock, $.01 par value per share, of the Borrower, of which 25,000,000 shares are authorized pursuant to the certificate of incorporation of the Borrower, as amended through the date hereof.

     "Continuing Director" shall mean and include a member of the Board of Directors of the Borrower who was (i) a member of the Board of Directors on the date hereof or (ii) nominated for election or elected to the Board of the Directors with the affirmative vote of at least two-thirds of (x) members described in clause (i) or (y) members who were in turn so nominated or so elected by members described in clause (i) or clause (ii)(x).

     "Contract Extension" shall have the meaning given to that term in subsection 4.5(a).
- -----------------

     "Converted Amount" shall have the meaning given to that term in subsection
                                                                     ----------
2.2(d).
- ------

     "Debt" shall mean the total of, without duplication (a) Liabilities (less the stated undrawn amount of the Letters of Credit issued by UST under subsection 2.3 or subsection 2.1(a)); (b) all Indebtedness allowed pursuant to
- --------------    -----------------
subsection 7.2(c) and (g); (c) any draws under any letter of credit issued by
- -------------------------
any Person for the benefit of Borrower or any of its Subsidiaries as account party; and (d) any such letter of credit which becomes a banker's acceptance.

     "Default" shall mean an event which through the passage of time or the service of notice or both would (assuming no action is taken by the Borrower to cure the same) mature into an Event of Default.

     "Designated Banks" shall have the meaning given such phrase in subsection
                                                                    ----------
9.2(h).
- ------

     "Dollar", "Dollars" and "$" shall mean lawful money of the United States of America.

     "Employment and Labor Agreements" shall have the meaning given to that term in subsection 5.19(b).
   ------------------

     "Environmental Laws" shall mean all Laws relating to health, safety and environmental matters, including without limitation all Laws relating to the release, disposal, handling, storage, production, removal, processing or transporting of Hazardous Substances. Such Laws include but are not limited to the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Sec.6901 et seq
                                                                        -- ---
as amended; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sec.9601 et seq, as amended; the Toxic Substance Act,
                                   -- ---
15 U.S.C. Sec.2601 et seq , as amended, the Clean Water Act, 33 U.S.C. Sec.466
                   -- ---
et seq, as amended; the Clear Air Act, 42 U.S.C. Sec.7401 et seq, as amended;
- -- ---                                                    -- ---
state and federal superlien and environmental laws and regulations, including cleanup programs; and United States Department of Transportation regulations.

     "Environmental Notice" shall mean any summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state or local agency or authority, or any other entity or individual, public or private, concerning
(i) any intentional or unintentional act or omission which involves Management of Hazardous Substances either on or off any property owned or leased by the Borrower or any Subsidiary of the Borrower; (ii) the imposition of any Lien on such property, including but not limited to Liens asserted by government entities in connection with Responses to the presence or Release of Hazardous Substances; and (iii) any alleged violation of or responsibility under Environmental Laws.

     "Equipment" shall mean all of the Borrower's or its Subsidiaries' right, title, and interest in and to equipment (as defined in the Code), including without limitation machinery, furniture, Vehicles and fixtures and other tangible personal property other than Inventory, whether located on premises owned, leased or occupied by the Borrower or located elsewhere, together with any and all accessions, parts and appurtenances thereto, whether now owned or hereafter acquired and owned by the Borrower, including all right, title, and interest of Borrower and its Subsidiaries to any Equipment used in connection with or under a Facility Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations and rulings thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to refer to any successor sections.

     "ERISA Affiliate" shall mean each trade or business, including the Borrower, whether incorporated or not, which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

     "ERISA Termination Event" shall mean (a) the occurrence of a Reportable Event or a Prohibited Transaction, (b) the complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) by the Borrower or any ERISA Affiliate from a Multiemployer

Plan, or the receipt by the Borrower or any ERISA Affiliate of a demand from any Multiemployer Plan for withdrawal liability, (c) the filing of a notice of intent to terminate any Plan or the treatment of a plan amendment as a termination of any such Plan under Section 4041 of ERISA, (d) as soon as the Borrower or any ERISA Affiliate has knowledge thereof, any action causing termination under Section 4041A of ERISA of any Multiemployer Plan, (e) as soon as the Borrower or any ERISA Affiliate has knowledge thereof, the institution of proceedings to terminate any Plan or Multiemployer Plan by the PBGC under
Section 4042 of ERISA, or (f) the occurrence of any other event or condition which might constitute grounds under Sections 4041A or 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Event of Default" shall have the meaning given to that term in subsection
                                                                     ----------
8.1 hereof.
- ---

     "Existing Loan Agreement" shall have the meaning given that term in the first paragraph of Preliminary Statements of this Agreement.

     "Facility Agreements" shall mean all concession, license or management agreements to which the Borrower or any of its Subsidiaries is currently or hereafter becomes a party, and pursuant to which the Borrower or any such Subsidiary has agreed (a) to provide food and beverage services at certain facilities described therein, (b) to operate and otherwise use food, beverage and liquor licenses at such facilities, or (c) to manage certain concession and food service areas at such facilities whether such facilities or locations are owned by the Borrower, any Affiliate of the Borrower, or any other Person.

     "Financials" shall have the meaning set forth in subsection 5.4 hereof.
                                                      --------------

     "Fixed Charges" shall mean, for any period, the sum of (i) all regularly scheduled payments of principal on Indebtedness of the Borrower and its Subsidiaries made or required to be made in such period, (ii) payments under Capitalized Lease Obligations made or required to be made in such period, and
(iii) Cash Interest Expense of Borrower and its Subsidiaries.

     "GAAP" shall mean generally accepted accounting principles, as promulgated by the Financial Accounting Standards Board or other successor governing body, as in effect from time to time, consistently applied.

     "Guaranties" shall mean the Unlimited Guaranties and the Limited
Guaranties.

     "Guarantor" shall mean any guarantor of all or any part of the Liabilities, including without limitation, the Subsidiaries and the Limited Guarantors.

     "Guidance Line Conversion Dates" means and includes any and all of the following dates: September 30, 1997, December 31, 1998, May 31, 1999, and any date on which the aggregate outstanding principal amount of all Guidance Loans is Twenty Million and 00/100 Dollars ($20,000,000.00) or more.

     "Guidance Line of Credit" shall have the meaning given to such term under subsection 2.2.
- --------------

     "Guidance Loans" shall have the meaning given that term in subsection 2.2.
                                                                --------------

     "Guidance Notes" shall mean the Commercial Promissory Notes evidencing the Guidance Loans, which are to be executed and delivered by the Borrower pursuant to the provisions of subsection 2.2 below, as the same may be amended, modified,
                     --------------
supplemented, restated or extended from time to time.

     "Hazardous Substances" shall mean hazardous substances, hazardous wastes, hazardous waste constituents, hazardous materials, pesticides, oil and other petroleum products, and toxic substances, including asbestos and PCBS, as those terms are defined pursuant to Environmental Laws.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

     (a)  which is of a "going concern" or similar nature;

     (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

     (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under subsection 6.1 below.
                                           --------------

     "Indebtedness" shall mean without duplication, with respect to any Person:

          (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all other items

               (i) which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person (including any leasing or similar arrangement which is classified as a capitalized lease) as of the date at which Indebtedness is to be determined, and

               (ii) which are incurred as a financing, whether or not in the ordinary course of business;

          (d) whether or not so included as liabilities in accordance with GAAP,

               (i) all obligations of such Person to pay the deferred purchase price of property or services and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, for purposes of
                                  --------- -------
determining the amount of any Indebtedness of the type described in this clause, if recourse with respect to such Indebtedness is limited to such property, the amount of such Indebtedness shall be limited to the fair market value of such property; and

               (ii) all guaranties made by such Person; and

          (e) net obligations under interest rate swap, exchange or cap agreements.

     "Insolvent" or "Insolvency" shall mean, with respect to any Person, when any of the following events shall have occurred in respect of such Person: admission in writing of its inability, or its general inability, to pay its debts as they become due, dissolution, termination of existence, cessation of normal business operations (other than a temporary cessation due to fire or other casualty, acts of God, strike or other event not within the control of such Person), insolvency, appointment of a receiver for any material part of the property of, legal or equitable assignment, conveyance or transfer of, all or substantially all of the property for the benefit of creditors by, or a commencement of any proceedings under any bankruptcy or insolvency Laws or any Laws relating to the relief of debtors, readjustment of Indebtedness, reorganization, composition or extension by or against such Person, but shall not include transactions permitted under subsection 7.3 .
                                         --------------

     "Inventory" shall mean all of the right, title, and interest of the Borrower or any of its Subsidiaries in and to any and all inventory (as defined in the Code), including without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired and owned by the Borrower or its Subsidiaries, which are held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process or supplies, and all materials used or consumed in the Borrower's or such Subsidiary's business, and shall include such property the sale or other disposition of which has given rise to accounts receivable and which has been returned to, or repossessed or stopped in transit by, the Borrower or any such Subsidiary.

     "Investment" shall mean relative to any Person,

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (b) any payment made with respect to a Facility Agreement that is
required to    be capitalized or is otherwise capitalized as a contract right pursuant to GAAP;

          (c)  any guaranty of such Person; and

          (d) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Joint Venture Interests" shall mean any interests in any joint venture, partnership or trust which are, at the time, either directly or indirectly, owned by the Borrower or any of its Subsidiaries, and which are more than fifty percent (50%) of all of the outstanding interests of such joint venture, partnership or trust.

     "Joint Venture Pledge Agreements" shall mean the First Amended and Restated Joint Venture Pledge Agreements, each dated as of the Closing Date, by and between the Borrower and the Agent, which are to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the same may be
                                  --------------
further amended, reaffirmed, modified, supplemented, restated or extended from time to time, and any and all other pledge agreements which may in the future be required to be executed and delivered by the Borrower or any Subsidiary in favor of the Agent, in compliance with the provisions of subsection 3.1(f) below.
                                                   -----------------

     "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any governmental body (including, without limitation, any court or any administrative or regulatory agency).

     "Letter of Credit" or "Letters of Credit" shall mean any one or more of the letters of credit to be issued by the Agent under subsection 2.1(a) or
                                                  -----------------
subsection 2.3, which shall be
- --------------
acceptable to the proposed beneficiary, and reference herein to "principal amount" of such letters of credit shall mean the initial principal amount thereof, whether drawn or undrawn.

     "Letter of Credit Line" shall mean the credit facility which the Banks extend to the Borrower under subsection 2.3.
                             --------------

     "Letter of Credit Loan" shall have the meaning given to that term in subsection 2.3.
- --------------

     "Liabilities" shall mean all of the Borrower's and its Subsidiaries' liabilities, obligations, and indebtedness to the Banks or the Banks' Affiliates, of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, or acquired, whether primary, secondary, direct or indirect, absolute or contingent, fixed or otherwise (including obligations of performance under and the requirement to reimburse draws on Letters of Credit) and whether arising or existing under written agreement or by operation of Law as a result of the Borrower's and its Subsidiaries' Indebtedness and obligations to the Banks under this Agreement or any of the other Loan Documents, as they may be amended, modified, supplemented, restated or extended from time to time.

     "LIBOR" shall have the meaning given that term in the Notes.

     "License or Licenses" shall have the meaning given to that term in subsection 5.20(b).
- ------------------

     "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance or security arrangement of any nature whatsoever, whether arising by written or oral agreement or by operation of Law, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "Limited Guaranties" shall mean the First Amended and Restated Limited Guaranties, each dated as of the Closing, from each of the Orange County Joint Venture and the Oregon Joint Venture, in favor of the Banks, which are to be executed and delivered in accordance with the provisions of subsection 4.8
                                                            --------------
below, as the same may be further reaffirmed, amended, modified, supplemented, restated or extended from time to time and any and all other limited guaranties which may in the future be executed and delivered by any Person in favor of the Banks.

     "Limited Guarantors" shall mean each of the Orange County Joint Venture and the Oregon Joint Venture, and any and all other Persons who may in the future execute and deliver, Limited Guaranties in favor of the Banks.

     "LLC Pledge Agreements" shall mean the First Amended and Restated LLC Pledge Agreement, dated as of the Closing Date, by and between the Borrower and Agent, which is to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the same may be further amended, reaffirmed,
   --------------
modified, supplemented, restated or extended from time to time, and any and all other pledge agreements which may in the future be required to be executed and delivered by the Borrower or any Subsidiary in favor of the Agent, in compliance with the provisions of subsection 3.1(g) below.
                       -----------------

     "Loan Account" shall mean the account on the books of the Agent in which will be recorded Loans and advances made to the Borrower, issued by the Agent to, or for the benefit of, the Borrower pursuant to this Agreement or any of the other Loan Documents, payments made on such Loans and other appropriate debits and credits as provided by this Agreement or any of the other Loan Documents.

     "Loan" or "Loans" shall mean one or more advances made to the Borrower pursuant to Section 2 and the issuance of Letters of Credit (whether drawn or
            ---------
undrawn) pursuant to Section 2.
                     ---------

     "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, and all agreements, instruments and documents referenced in Section 3
                                                                    ---------
hereof and any related subordination agreements, intercreditor agreements, powers of attorney, consents, security agreements or financing statements, whether heretofore, now, or hereafter executed by or on behalf of the Borrower, any Subsidiary of the Borrower, any Affiliate of the Borrower, any Guarantor or any other Person and delivered to the Agent or any Bank in connection with the Loans, all as may be amended, modified, supplemented, restated or extended from time to time.

     "Manage" or "Management" shall mean to generate, handle, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of, Release, threaten to Release or abandon Hazardous Substances.

     "Material Adverse Effect" or "Material Adverse Change" shall mean, with respect to any Person, an effect, resulting from any occurrence of whatever nature (including, without limitation, any adverse determination in litigation, arbitration or governmental investigation or proceeding), materially adverse to the business, financial condition, operations or prospects of such Person and its Subsidiaries, taken as a whole.

     "Membership Interests" shall mean any membership interests in any limited liability company which are, at the time, either directly or indirectly, owned by the Borrower or any of its Subsidiaries, and which are more than fifty percent (50%) of all of the outstanding membership interests of such limited liability company.

     "Moody's" shall mean Moody's Investors Service, Inc. or any other entity succeeding to any or all of its functions.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which the Borrower or any ERISA Affiliate has or had any obligation to contribute.

     "NASD" shall mean the National Association of Securities Dealers, Inc. or any other entity succeeding to any or all of its functions.

     "Net Contract Proceeds" shall mean, with respect to the sale, cancellation, termination or other discontinuation of any Facility Agreement with any Person at any time, the sum of (a) (i) the gross cash proceeds received by the Borrower or any of its Subsidiaries from or on account of such Person as a result thereof and, without duplication, (ii) all payments received by the Borrower or any of its Subsidiaries on account of Indebtedness owing to any of them from such Person (including payments on Notes Receivable) less (b) (i) all reasonable
                                                ----
legal, accounting and other professional fees, costs and expenses incurred in connection therewith, (ii) all taxes actually paid or estimated by the Borrower (in good faith) to be payable in connection therewith and (iii) all payments made at such time (and not at any earlier time) by the Borrower or any of its Subsidiaries to such Person in order to repay or otherwise retire Indebtedness incurred in connection with such Facility Agreement.

     "Net Income" or "Net Loss" for any fiscal period of the Borrower shall mean income or loss of the Borrower and its Subsidiaries, taken as a whole, after deduction of all expenses, taxes and other proper charges, as would be set forth on a consolidated income statement of the Borrower and its Subsidiaries for such fiscal period, prepared in accordance with GAAP.

     "Net Worth" shall mean, at any time, the excess by which the value of all of the assets of Borrower and its Subsidiaries, taken as a whole, exceeds the total of all the liabilities of the Borrower and its Subsidiaries, taken as a whole, as determined on a consolidated basis, in accordance with GAAP.

     "New Project" shall have the meaning given to that term in subsection
                                                                ----------
4.5(a).
- ------

     "Northwest Acquisition Indebtedness" means the Indebtedness of the Borrower to Robert F. Barney in the original principal amount of One Million Three Hundred Fifty Thousand and 00/100 Dollars ($1,350,000.00).

     "Notes" shall mean the Working Capital Notes and the Guidance Notes.

     "Notes Receivable" shall mean any promissory note (or related bond or letter of credit), or similar agreement or arrangement by any Person to pay money to the Borrower or any of its Subsidiaries under the terms of or in connection with a Facility Agreement.

     "Offshore Subsidiary" means a Subsidiary of the Borrower which is established, organized or otherwise formed outside the United States of America.


     "Ongoing Investments" shall have the meaning given to that term in subsection 7.6.
- --------------

     "Operating Cash Flow" shall mean, for the Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, earnings before interest expense, depreciation and amortization (net of all applicable taxes), less the following (net of all applicable taxes): (i) any reversal of any contingency reserve (other than as allowed by GAAP), (ii) all extraordinary gains and losses, (iii) all gains and losses from acquisitions, sales, exchanges and dispositions of property not in the ordinary course of business, (iv) any gain or loss arising from the collection of the proceeds of any insurance policy, (v) any gain or loss resulting from the write-up of any property and (vi) any non-recurring credit or charge items.

     "Orange County Joint Venture" means Fine Host/R&N/A Cup Above Joint Venture, a joint venture organized pursuant to a certain Joint Venture Agreement, dated 1994, by and among (a) the Borrower, (b) Ronald O. Rogers and Tyrone W. Nabbie d/b/a R&N Management Services and (c) Ellen Korbin d/b/a A Cup Above.

     "Oregon Joint Venture" means Fine Host/S. Brooks & Associates Joint Venture , a joint venture organized pursuant to a certain Joint Venture Agreement, dated May, 1995, by and between the Borrower and S. Brooks & Associates, Inc. an Oregon corporation.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

     "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including without limitation any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee pension or benefit plan (other than a Multiemployer Plan) to which Section 4021(a) of ERISA applies and (a) which is maintained for employees of the Borrower or any of its ERISA Affiliates; or (b) to which the Borrower or any of its ERISA Affiliates made, or was required to make, contributions at any time within the preceding five years.

     "Pledge Agreements" shall mean the Stock Pledge Agreements, the Joint Venture Pledge Agreements and the LLC Pledge Agreements.

     "Prohibited Transaction" shall mean with respect to any Plan any transaction described in Section 406 of ERISA which is not exempt by reason of
Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c)(1) of the Tax Code which is not exempt by reason of Section 4975(c)(2) or Section 4975(d) of the Tax Code, or the transitional rules of Section 2003(c) of ERISA.

     "Project Costs" shall mean, with respect to any New Project or Contract Extension (as defined in subsection 4.5), the sum of the following items, to the
                         --------------
extent required by the Facility Agreement associated with the New Project or Contract Extension: (a) Capital Expenditures, in accordance with GAAP, (b) costs capitalized as contract rights pursuant to GAAP, and (c) Notes Receivable.

     "Registration Statement" shall have the meaning set forth in subsection
                                                                  ----------
5.16.
- ----

     "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D of the Federal Reserve Board) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Release" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, dumping or disposing of Hazardous Substances into the environment, as the term 'environment' is defined in CERCLA.

     "Reportable Event" shall mean (a) a reportable event described in Section 4043 of ERISA and regulations thereunder, for which the obligation to give notice to the PBGC has not been waived by the PBGC in accordance with applicable regulations, (b) a withdrawal by a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of which are not under common control, as referred to in Section 4063(b) of ERISA, or (c) a cessation of operations at a facility causing more than twenty percent of plan participants to be separated from employment, as referred to in
Section 4068(f) of ERISA.

     "Respond" or "Response" shall mean any action taken pursuant to Environmental Laws to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate or assess the Release of a Hazardous Substance.

     "SEC" shall mean the United States Securities and Exchange Commission or any other federal governmental agency which may hereafter perform its functions.

     "Securities Laws" shall have the meaning given to that term in subsection
                                                                    ----------
5.25.
- ----

     "Security Agreements" shall mean the First Amended and Restated Security Agreements - All Property, each dated as of the Closing Date, by and between the Borrower or the applicable Subsidiary and the Agent, which are to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the
                                                   --------------
same may be further amended, reaffirmed, modified, supplemented, restated or extended from time to time, and any and all other security agreements which may in the future be required to be executed and delivered by the Borrower or any Subsidiary in favor of the Agent, in compliance with the provisions of subsection 3.1(a) below.
- -----------------

     "Special Events" shall have the meaning given to that term in subsection
                                                                   ----------
4.5(c).
- ------

     "Special Texas Corporations" shall mean (a) Convention Beverages, Inc., a Texas corporation, (b) Fine Host of Texas, Inc., a Texas corporation, and (c) each other company incorporated under the laws of the State of Texas in which the Borrower enters into an arrangement, on terms reasonably satisfactory to the Agent, for substantially the same purpose that it has entered into Texas Management Agreements with the corporations referred to in clauses (a) and (b)
                                                           -----------     ---
of this definition.

     "Standard & Poor's" means Standard & Poor's Corporation or any other entity succeeding to any or all of its functions.

     "Stock" shall mean the capital stock of the Borrower and warrants, options, or other rights to purchase or acquire the capital stock of the Borrower.

     "Stock Pledge Agreements" shall mean , the First Amended and Restated Stock Pledge Agreement, dated as of the Closing Date, by and between the Borrower and the Agent, which is to be executed and delivered in accordance with the provisions of subsection 4.8 below, as the same may be further amended,
              --------------
reaffirmed, modified, supplemented, restated or extended from time to time, and any and all other stock pledge agreements which may in the future be required to be executed and delivered by the Borrower or any Subsidiary in favor of the Agent, in compliance with the provisions of subsection 3.1(e) below.
                                            -----------------

     "Subordinated Debt" shall mean liabilities, if any, of the Borrower or any of its Subsidiaries which are subordinated to the Liabilities upon such terms and conditions as are satisfactory to the Designated Banks in their sole discretion, including but not limited to the Indebtedness under the CFM Notes, the Northwest Acquisition Indebtedness and the SWSI Acquisition Indebtedness, which the Banks hereby acknowledge are upon terms and conditions satisfactory to the Banks.

     "Subordinated Debt Documents" shall mean all documents evidencing, securing, or related to the Subordinated Debt.

     "Subsidiary" shall mean, at any time, any corporation of which at least 50 percent of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Borrower or any of its Subsidiaries, or any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests is at the time, directly or indirectly, owned by the Borrower or any of its Subsidiaries, including without limitation, each of the Orange County Joint Venture and the Oregon Joint Venture.

     "Subsidiary Stock" shall mean the capital stock of each of the Subsidiaries and warrants, options, or other rights to purchase or acquire the capital stock of each of the Subsidiaries.

     "SWSI Acquisition Indebtedness" means (i) the Indebtedness of the Borrower to William S. Smitherman and Joann McBride Smitherman in the original principal amount of One Million Three Hundred Fifty Thousand and 00/100 Dollars ($1,350,000.00), and (ii) the Indebtedness of the Borrower to Edward G. Enos in the original principal amount of Six Hundred Thirty-Seven Thousand Five Hundred and 00/100 Dollars ($637,500.00).

     "Tangible Capital Base" shall mean Net Worth, plus Subordinated Debt, less intangibles (including without limitation, all contract rights other than those contract rights which any of the clients or customers of the Borrower or its Subsidiaries are obligated to repurchase upon the terms and conditions of any applicable Facility Agreements) calculated in accordance with GAAP.

     "Tax Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and rules and regulations thereunder, in each case as in effect from time to time. References to sections of the Tax Code shall be construed to refer to any successor sections as well.

     "Termination Date" shall have the meaning set forth in subsection 2.8
                                                            --------------
hereof.

     "Texas Management Agreements" shall mean, collectively, the Management Services Agreement, dated May 20, 1992, between Convention Beverages, Inc. and the Borrower and the Management Services Agreement, dated January 31, 1991, between Fine Host of Texas, Inc. and the Borrower, and each other management services agreement, reasonably satisfactory to the Designated Banks, entered into with any corporation referred to in clause (c) of the definition of Special Texas Corporations, as each of such agreements may be amended, modified, supplemented, restated or extended from time to time.

     "Unlimited Guaranties" shall mean the First Amended and Restated Unlimited Guaranties, each dated as of the Closing Date, from each of the Subsidiaries (other than the Orange County Joint Venture and the Oregon Joint Venture) in favor of the Banks, which are to be executed and delivered in accordance with the provisions of subsection 4.8
                                                                  --------------
below, as the same may be further amended, reaffirmed, modified, supplemented, restated or extended from time to time, and any and all other unlimited guaranties which may in the future be required to be executed and delivered by any Subsidiary (other than the Orange County Joint Venture and the Oregon Joint Venture) in favor of the Banks, in compliance with the provisions of subsection
                                                                     ----------
3.1(c) below.
- ------

     "Vehicles" shall mean any of the Borrower's rolling stock, motor vehicles or other movable goods required by applicable Law in any jurisdiction where the Borrower does business to be registered or titled.

     "VGE" shall mean VGE Acquisition Corporation, an Ohio corporation.

     "Working Capital Line" shall mean the credit facility which the Banks extend to the Borrower under subsection 2.1.
                             ---------------

     "Working Capital Loans" shall mean at any time, the aggregate principal amount, at such time, of the outstanding advances of the Banks to the Borrower under subsection 2.1.
      ---------------

     "Working Capital Notes" shall mean the Commercial Promissory Notes evidencing the Working Capital Loans, which are to be executed and delivered by the Borrower pursuant to the provisions of subsection 2.1 below, as the same may
                                           --------------
be amended, modified, supplemented, restated or extended from time to time.

     1.2  Accounting Terms.  Any accounting terms used in this Agreement which
          ----------------
are not specifically defined herein shall have the meanings customarily given to such terms in accordance with GAAP.

     1.3  Other Terms Defined in the Uniform Commercial Code.  All terms
          --------------------------------------------------
contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Code to the extent the same are used or defined therein.

     1.4  Construction.   Unless the context of this Agreement otherwise clearly
          ------------
requires, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or". The terms "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified.


     2.   LOANS.
          -----

     2.1  Working Capital Loans.
          ---------------------

     (a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Borrower and its Subsidiaries to the Banks, the Banks hereby establish a line of credit facility in favor of the Borrower in the maximum principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00) (the "Working Capital Line"). Each Loan made under the Working Capital Line (other than use of such line for one or more Letters of Credit as provided herein) shall be referred to as a "Working Capital Loan". Prior to the Termination Date, upon the Borrower's request made in the manner set forth in subsection 4.1 and subject to the terms and conditions of Section 4, the Banks
- --------------                                            ----------
will make Working Capital Loans to the Borrower in such amounts as may be requested by the Borrower, up to a total outstanding principal indebtedness under such Working Capital Loans (and any Letters of Credit issued pursuant to this subsection 2.1(a)) at any time of Twenty Million and 00/100 Dollars
     -----------------
($20,000,000.00). In addition, provided (i) there is no Default or Event of Default hereunder, (ii) the amount outstanding under the Working Capital Line is less than Twenty Million Dollars ($20,000,000.00), and (iii) the Borrower is in compliance with the requirements of Section 4 (and, with respect to the
                                    ---------
requested Letter of Credit, subsection 2.3), then the Borrower may request and
                            --------------
UST shall issue one or more Letters of Credit in compliance with subsection 2.3
                                                                 --------------
and Section 4, in an aggregate amount for all such Letters of Credit not to
    ---------
exceed at any time the lesser of (x) Five Million and 00/100 Dollars ($5,000,000.00) and (y) the difference between the outstanding principal indebtedness under the Working Capital Loans and Twenty Million and 00/100 Dollars ($20,000,000.00).

     (b) Prior to the Termination Date, the Borrower may pay or prepay without penalty or premium all or any portion of the Working Capital Loans made from time to time hereunder, and subject to the terms and conditions herein provided, may reborrow the amounts so paid or prepaid as provided in subsection 2.1(a).
                                                           -----------------
The Borrower agrees that if at any time the sum of the outstanding principal amount of all Working Capital Loans and Letters of Credit issued pursuant to subsection 2.1(a) shall exceed at any time the Working Capital Line, the
- -----------------
Borrower shall immediately pay the Agent for the benefit of the Banks such amount as is necessary to eliminate such excess.

     (c) The Working Capital Loans made to the Borrower by the Banks shall be evidenced by six (6) Working Capital Notes (substantially in the form attached hereto as Exhibit A), three of which are each in the principal amount of Four
          ---------
Million and 00/100 Dollars ($4,000,000.00) and made payable to UST, Sumitomo and SSB, respectively and three of which are each in the principal amount of Two Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 66/100 Dollars ($2,666,666.66) and made payable to BBC, Mellon and BNY, respectively. The outstanding principal, and all accrued and unpaid interest and other charges thereon or incurred in respect thereof, shall be due and payable upon the Termination Date. Each Working Capital Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount thereof at a rate selected by the Borrower and equal (i) to LIBOR for 30, 90 or 180 days plus two percent (2.00%) or (ii) to the Base Lending Rate, all as specified in each Working Capital Note. Subject to the terms and conditions contained in the Working Capital Notes, the Borrower shall designate, from time to time, the portions of outstanding principal of the Working Capital Loans which will accrue interest at LIBOR, and all other principal under the Working Capital Loans not so designated shall accrue interest at the Base Lending Rate. Interest on all Working Capital Loans evidenced by the Working Capital Notes shall be payable monthly in arrears, as provided in the Working Capital Notes.

     (d) The Agent may, at its sole discretion, directly charge the Working Capital Line for any fees owed to the Banks pursuant to this Agreement, or any past due interest payments (after any applicable grace periods) owed to the Banks pursuant to this Agreement, with notice to the Borrower at the time of such charge. Provided there then exists no Event of Default, prior to directly charging the Working Capital Line, the Agent shall give the Borrower not less than fifteen (15) days prior notice of any fees due to the Banks and payable by the Borrower as a result of services of any Person other than the Banks or their direct employees.

     (e) The proceeds of the Working Capital Loans shall be used solely for the general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of their business (which shall include the reimbursement of any Letter of Credit Loan) and for Letters of Credit issued pursuant to subsection 2.1(a), but
                                                          -----------------
in no event shall such proceeds be used for the payment of any of the following:

          (i) The payment of principal on any loan (other than a Letter of Credit Loan hereunder), whether to the Banks or any other Person;

          (ii) For Project Costs funded by the proceeds of a Guidance Loan; or

          (iii) Distributions or payments which are prohibited or restricted (including payments which require the Banks to authorize such payments and which have not been authorized) under the terms of this Agreement.

     2.2  Guidance Loans.
          --------------

     (a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Borrower and its Subsidiaries to the Banks, the Banks hereby establish a guidance line of credit facility in favor of the Borrower in the maximum principal amount of Fifty Five Million and 00/100 Dollars ($55,000,000.00) (the 'Guidance Line of Credit'). Each Loan made under the Guidance Line of Credit shall be referred to as a "Guidance Loan". Prior to the Termination Date, upon the Borrower's request made in the manner set forth in subsection 4.5 and subject to the terms and conditions of Section 4, the
   --------------                                            ----------
Banks will make Guidance Loans to the Borrower in such amounts as may be requested by the Borrower, up to a total outstanding principal indebtedness under such Guidance Loans at any time of not more than the maximum principal amount of the Guidance Line of Credit.

     (b) Prior to the Termination Date, the Borrower may pay or prepay without penalty or premium all or any portion of the Guidance Loans made from time to time hereunder, and subject to the terms and conditions herein provided, may reborrow the amounts so paid or prepaid. The Borrower agrees that if at any time the sum of the outstanding principal amount of all the Guidance Loans shall exceed at any time the Guidance Line of Credit, the Borrower shall immediately pay the Agent for the benefit of the Banks such amount as is necessary to eliminate such excess. In addition, Guidance Loans shall be prepaid in accordance with the terms of subsections 6.8 and 6.16 of this Agreement.
         ---------------     ----

     (c) The Guidance Loans made to the Borrower by the Banks shall be evidenced by six (6) Guidance Notes (substantially in the form attached hereto as Exhibit B), three of which are each in the principal amount of Eleven Million
   ---------
and 00/100 Dollars ($11,000,000.00) and made payable to UST, Sumitomo and SSB, respectively and three of which are each in the principal amount of Seven Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($7,333,333.33) and made payable to BBC, Mellon and BNY, respectively. Up to and including the Guidance Line Conversion Date, interest on the Guidance Loans (computed on the basis of the actual number of days elapsed over a 360-day year) shall accrue on the unpaid principal amount thereof at a rate equal to the Base Lending Rate in effect from time to time plus one-half percent (0.5%). Until the Guidance Line Conversion Date, no principal shall be due and payable on the Guidance Loans; Interest accruing on the Guidance Loans shall be due and payable monthly, in arrears, as provided in each Guidance Note.

     (d) Except as otherwise agreed to by all of the Banks, on each and every Guidance Line Conversion Date, the aggregate principal amount of all Guidance Loans outstanding on any such date (each a "Converted Amount") may no longer be reborrowed under the Guidance Line of Credit and the Guidance Line of Credit shall thereupon be reduced by such Converted Amount. From and after any such date, the then outstanding principal amount of each of the Guidance Notes evidencing such Converted Amount shall be payable in equal monthly installments commencing on the first date of each month succeeding any such date based on a loan with a term of sixty (60) months; together with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount thereof at a rate selected by the Borrower equal (i) to the Base Lending Rate in effect from time to time plus one-half percent (0.5%) or
(ii) to LIBOR for 30, 90 or 180 days plus two and one-half percent (2.5%) all as provided in each Guidance Note. All unpaid principal of each Guidance Note, together with all accrued and unpaid interest thereon and all other charges thereon or incurred in respect thereof shall be due and payable upon the maturity date provided in such Guidance Note; provided however that the entire
                                              -------- -------
principal balance of each Guidance Note, together with all accrued and unpaid interest thereon and all other charges thereon and in respect thereof will be due and payable on such earlier date, if any, upon which the Liabilities are accelerated as provided in subsection 8.2.
                           --------------

     (e) The proceeds of any Guidance Loan shall be used solely for the payment of Project Costs required by a New Project or Contract Extension (as such terms are defined in subsection 4.5 below), and which Project Costs shall be presented
               --------------
and shown on the proposal
given to the Agent in accordance with subsection 4.5, but in no event shall such
                                      --------------
Proceeds be used for the payment of any of the following:

          (i) The payment of principal, interest, or charges on any loan, whether to the Banks or any other Person;

          (ii) For payment of Working Capital Loans or Letter of Credit Loans;
     or

          (iii) Distributions or payments which are prohibited or restricted (including payments which require the Banks to authorize such payments and which have not been authorized) under the terms of this Agreement.

     2.3  Letters of Credit Under Working Capital Line.
          --------------------------------------------

     (a) Subject to the terms and conditions hereof (including without limitation the terms and conditions of subsection 2.1(a)) and in reliance upon
                                       -----------------
the representations and warranties of the Borrower and its Subsidiaries to the Banks, the Banks have agreed, as part of the Working Capital Line, to issue either performance standby Letters of Credit or financial standby Letters of Credit, in the maximum aggregate amount of Five Million Dollars ($5,000,000.00) (the "Letter of Credit Line"). Each letter of credit issued under the Letter of Credit Line pursuant to subsection 2.1(a) shall be referred to as a "Letter of
                        -----------------
Credit", and the issuance of any such Letter of Credit shall be a "Letter of Credit Loan". Prior to the Termination Date, upon the request of the Borrower (and if applicable, any Subsidiary) made in the manner set forth in, and subject to the terms and conditions of, Section 4, UST, on behalf of the Banks, will
                                ---------
issue its Letters of Credit on behalf of the Borrower or a Subsidiary as account party for Persons named by the Borrower, in such amounts as may be requested by the Borrower, so long as the total of (a) the undrawn amount of all outstanding Letters of Credit is equal to or less than the maximum limit specified in subsection 2.1(a).
- -----------------

     (b) The amount of any draw on any Letter of Credit shall be due and payable by Borrower to the Agent one Business Day after the Agent gives telephonic or written notice of such draw to Borrower, and shall bear interest from the date of such draw until the date which is one Business Day after the date of such notice at the rate then selected by the Borrower as provided in the Working Capital Notes, and thereafter at the default rate as set forth in the Working Capital Notes.

     (c) Any Letter of Credit issued by UST shall contain such terms and conditions for draws thereon as UST, in its reasonable discretion, determines are required given the circumstances and agreements associated with and related to the issuance of such Letter of Credit, including without limitation the terms and conditions contained in UST's standard Application for Commercial Letter of Credit and Agreement, in the form attached hereto as Exhibit C or in any form
                                                     ---------
adopted by UST in replacement or modification thereof subsequent to the date hereof.

     (d) The Borrower shall pay to the Agent, on the date of issuance of any Letter of Credit, and on each annual anniversary of such issuance date if such Letter of Credit is outstanding on such anniversary date, a fee of one and one-half of one percent (1.5%) per annum multiplied by the stated outstanding amount of the Letter of Credit (for the period outstanding) if such Letter of Credit is issued as a performance standby Letter of Credit, or a fee of two and one-quarter of one percent (2.25%) per annum multiplied by the stated amount outstanding of the Letter of Credit (for the period outstanding) if such Letter of Credit is issued as a financial standby Letter of Credit, as determined in accordance with applicable banking regulations and based upon a 360-day year. Each such fee shall be distributed by the Agent one-eighth of one percent (.125%) to the Agent, with the balance of such fee to be distributed pro rata to
                                                                     --- ----
the Banks (including UST).  The fees required under this subsection 2.3(d) shall
                                                         -----------------
be in addition to the any other fees required under this Agreement or any of the other Loan Documents.

     (e)  Each Letter of Credit shall specify a termination date, which date
shall be no later than May 31, 1999.   The parties hereto acknowledge and agree
that UST has already issued the following Letters of Credit under the Letter of Credit Line:

          (i) a certain irrevocable Letter of Credit No. 5151 originally dated as of April 29, 1993 for the account of the Borrower, for the benefit of Barnett Bank of South Florida, N.A, which was subsequently reissued by UST on February 15, 1996, and which is currently outstanding in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), and has an expiry date of February 15, 1997; and

          (ii) a certain irrevocable Letter of Credit No. 5527 dated as of March 1, 1996, for the account of the Borrower, for the benefit of United States Fidelity and Guaranty, and which is currently outstanding in the amount of One Million and 00/100 Dollars ($1,000,000.00), and has an expiry date of June 17, 1997.

     (f) The proceeds of draws on any Letter of Credit shall not be used, directly or indirectly, for any of the following purposes:

          (i) The payment of principal, interest, or charges on any loan, whether to the Banks or any other Person;

          (ii) For payment of the Working Capital Loans or the Guidance Loans;
     or

          (iii) Distributions or payments which are prohibited or restricted (including payments which require the Banks to authorize such payments) under the terms of this Agreement.

     (g) If required by a proposed beneficiary of a Letter of Credit, UST shall provide security arrangements reasonably satisfactory to such proposed beneficiary to support such Letter of Credit.

     2.4  Borrower's Loan Account.  The Agent shall maintain a Loan Account for
          -----------------------
the Borrower on its books in which shall be recorded (a) all Loans made by the Agent to or for the Borrower pursuant to this Agreement or any of the other Loan Documents, (b) all payments made by the Borrower on all such Loans and (c) all other appropriate debits and credits as provided in this Agreement or any of the other Loan Documents, including without limitation, all fees, charges, expenses and interest. At the discretion of the Agent, the Borrower's Loan Account may be segregated and accounted for on the basis of each Note, each Loan, or in aggregate for all Loans. All entries in the Borrower's Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time, and the debit balance reflected in the Loan Account shall be rebuttably presumptive evidence of the amount owed to the Banks by the Borrower. The Borrower promises to pay all of its obligations hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement.

     2.5  Statements.  All Loans made to the Borrower, and all other debits and
          ----------
credits provided for in this Agreement, shall be evidenced by entries made by the Agent in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as the Agent shall have rendered to the Borrower written statements of account as provided herein, the balance in the Borrower's Loan Account, as set forth on the Agent's most recent printout, shall be rebuttably presumptive evidence of the amounts due and owing to the Banks by the Borrower. The Agent shall render to the Borrower a monthly statement setting forth the balance of the Borrower's Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by the Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon the Borrower.

     2.6  Fees.      The Borrower shall pay to the Agent at Closing a Facility
          ----
Fee in the amount of Three Hundred Seventy Five Thousand and 00/100 Dollars ($375,000.00), to be distributed by the Agent pro rata to the Banks. On the
                                              --- ----
last day of each calendar quarter commencing June 30, 1996 to and including the Termination Date, the Agent shall charge the Borrower an unused commitment fee computed at the annual rate of one-quarter of one percent (0.25%) of the monthly weighted average of the then available and unborrowed Working Capital Line and of the then available and unborrowed Guidance Line of Credit in such calendar quarter.

     2.7  Method of Making Payments.
          -------------------------

          (a) Unless otherwise agreed in writing from time to time hereafter, all payments which the Borrower is required to make to the Agent under this Agreement or under any of the other Loan Documents shall be made in immediately available Dollars not later than 12:00 p.m. local time in Boston, Massachusetts on the date of payment at the Agent's office at 30 Court Street, Boston, Massachusetts 02108, or at such other place as the Agent directs from time to time, or, in Agent's sole and absolute discretion, by appropriate debits to the Loan Account. Payments received by the Agent after 12:00 p.m. (Boston time) shall be deemed to have been made on the next succeeding Business Day.

          (b) All payments made by the Borrower in connection with this Agreement or any of the other Loan Documents shall be made free and clear of, and without reduction for or on account of, any present or future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, together with any interest, penalties, or additions thereto, now or hereafter imposed, levied, collected, withheld, or assessed by any governmental entity. If, however, any such items are required by Law to be deducted or withheld from any such payments to the Banks, the amount of such payments shall be increased to the extent necessary in order that the amount of such payment to the Banks (after payment of the applicable item) shall equal the amount which would have been received by the Banks in the absence of such item, or any such other amounts payable.

     2.8  Term of this Agreement.  The commitments of the Banks to make the
          ----------------------
Loans and of UST to issue Letters of Credit hereunder shall commence on the Closing Date and continue through the earliest of (a) May 31, 1999, (b) the date of acceleration of any of the Liabilities under subsection 8.2, and (c) the date
                                                --------------
on which Borrower gives notice to the Banks of its desire to terminate the obligations of the Banks to make Loans and of UST to issue Letters of Credit under this Agreement (which notice shall only be effective if all Liabilities have been paid in full, there are no outstanding Letters of Credit) and, in the event that such termination occurs as a result of the sale of the Borrower's business or a refinancing of the Loans from outside sources of funding (the earliest of such dates is hereinafter referred to as the "Termination Date"), each Bank shall have received its pro rata share of a cancellation fee (the
                                  --- ----
"Cancellation Fee") equal to, for the applicable period set forth below, that corresponding percentage set forth below of the total Loans committed to be made hereunder:

          Period Elapsed
          from the Date hereof                    Percentage on which
          to Termination Date                     Cancellation Fee is based
          -------------------                     -------------------------

          less than 12 months                          3.5%
          12 to 24 months                              2.5%
          more than 24 months                     0.5%;

provided that all of the Agent's and the Banks' rights and remedies under this
- --------
Agreement and under any of the other Loan Documents (including all security interests and guaranties created thereunder), shall survive the Termination Date until all of the Liabilities have been paid in full. From and after the Termination Date until all of the Liabilities shall have been fully paid and satisfied, the Agent shall be entitled to retain its security interests in and to all existing and future Collateral. Any provision of this Agreement to the contrary notwithstanding, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Agent or any Bank in respect of the Loans is rescinded or must otherwise be restored or returned by the Agent or by any Bank upon the Insolvency of the Borrower or any of its Subsidiaries, all as though such payments had not been made.

     2.9  Limitation on Charges.  It being the intent of the parties that the
          ---------------------
rate of interest and all other charges to the Borrower be lawful, if for any reason the payment of a portion of the interest or other charges otherwise required to be paid under this Agreement would exceed the limit which the Banks may lawfully charge the Borrower, then the obligation to pay interest or other charges by the Borrower shall automatically be reduced to such limit, and if any amounts in excess of such limit shall have been paid, then such amounts shall be applied to the outstanding Loans as a principal reduction, first to the Working Capital Loans (including the Letter of Credit Loans) and, then to the Guidance Loans, so that under no circumstances shall the interest or other charges required to be paid by the Borrower hereunder exceed the maximum rate allowed by Law.

     2.10 Capital Adequacy Provisions.  The Borrower shall pay directly to each
          ---------------------------
Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it reasonably determines are attributable to the maintenance by such Bank (or any such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority ((i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A), and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R.
Part 3, Appendix A)), of capital in respect of its commitments or loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any such bank holding company) to a level below that which such Bank (or any such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this subsection 2.11 and Exhibit C,
                                             ---------------     ---------
"Basel Accord" shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time, or any replacement thereof.

     2.11 Additional Collateral Following Termination.  At any time that the
          --------------------------------------------
Working Capital Line is terminated pursuant to subsection 8.2 or otherwise, the
                                               --------------
Borrower shall furnish the Agent, for deposit in a cash collateral account maintained at the Agent for the ratable benefit of the Banks, adequate cash reserves for the benefit of the Banks on the Termination Date in the amount of any Letters of Credit then outstanding which have an expiration date which extends beyond the Termination Date, or the Borrower must otherwise provide for a financial institution acceptable to the Banks to (x) issue a letter of credit in form and substance satisfactory to the Banks, naming the Banks as "beneficiary" therein, or, at the option of the Banks, (y) otherwise indemnify the Banks against loss in connection with outstanding Letters of Credit, pursuant to indemnification documentation in form and substance satisfactory to the Banks.

     3.   SECURITY FOR THE LIABILITIES; GUARANTIES.
          ----------------------------------------

     3.1  Security.  The Notes, the Liabilities and any other obligations of the
          --------
Borrower to the Banks hereunder or under any of the Loan Documents shall be secured by and entitled to the benefits of the following:

          (a) a first priority security interest in all of the right, title, and interest of the Borrower and its Subsidiaries in all tangible and intangible personal property and fixtures of the Borrower and its Subsidiaries pursuant to the Security Agreements signed by each of them.

          (b) an Assignment of Receivables and Proceeds from the Borrower and each of its Subsidiaries, assigning to the Agent as Collateral all right, title, and interest of the Borrower and its Subsidiaries in and to the proceeds from certain agreements relating to its business (including but not limited to all rights for payment and collection of moneys, both in the normal and ordinary course and as a result of breach or termination of any Facility Agreement) except that the Assignment shall be an absolute and unconditional assignment to the Agent (and not for security purposes only) of all prepayments made on Notes Receivable and Net Contract Proceeds financed by Guidance Loans (up to the total outstanding principal amount of such Guidance Loans);

          (c) an Unlimited Guaranty of payment and performance by each of the Subsidiaries (other than the Orange County Joint Venture and the Oregon Joint Venture);

          (d) a Limited Guaranty of each of the Limited Guarantors (including without limitation, the Orange County Joint Venture and the Oregon Joint Venture);

          (e) a Stock Pledge Agreement from the Borrower (and any Subsidiary that owns any Subsidiary Stock) pledging all of the Subsidiary Stock;

          (f) a Joint Venture Pledge Agreement from the Borrower (and any Subsidiary that owns any Joint Venture Interest) pledging all of the Joint Venture Interests; and

          (g) a LLC Pledge Agreement from the Borrower (and any Subsidiary that owns any Membership Interest) pledging all of the Membership Interests.

     Subject to the terms of the applicable Loan Document with respect to the rights granted thereunder as to specific Collateral, the Borrower agrees to take such actions as may be necessary from time to time to cause the Agent, on behalf of the Banks, to be secured by and entitled to the benefits of the Loan Documents described in this subsection, including without limitation, obtaining consents of any third parties. Each of the Loan Documents described in this subsection shall be satisfactory in form and substance to the Banks and their respective counsel.

     3.2  Chattel Paper Instruments.  Promptly after receipt thereof by the
          -------------------------
Borrower, the Borrower shall deliver or cause to be delivered to the Agent with appropriate endorsement and assignment to the Agent, with full recourse to the Borrower, and possession in the Agent for security purposes only, all chattel paper and instruments which the Borrower now owns or may at any time or times hereafter acquire.

     3.3  Vehicles.  Upon the request of the Agent or the Designated Banks, the
          --------
Borrower will promptly deliver to the Agent the original title certificates for all titled or registered motor vehicles or rolling stock now owned or hereafter acquired by the Borrower. The Borrower agrees to take all steps necessary to keep all of its vehicles and rolling stock titled and adequately insured in its state of registration. The Borrower will promptly notify the Agent of any additions to its vehicles or rolling stock. Upon the request of the Agent, the Borrower will execute such agreements and documents as are necessary to reflect the Agent's Liens on such vehicles and rolling stock.

     3.4  Equipment.  With respect to all Equipment of the Borrower, the
          ---------
Borrower and each Subsidiary warrants that (a) except as disclosed on Schedule
                                                                      --------
3.4,  as supplemented from time to time by an Acceptable Supplement, it is owned
- ---
by the Borrower or a Subsidiary, is located on one of the premises listed on
Schedule 3.4, as so supplemented, or, in the case of any vehicles or rolling
- ------------
stock, is based at one of the premises listed on Schedule 3.4, as so
                                                 -------------
supplemented, and that the Borrower or such Subsidiary has the right to subject the same to a Lien in favor of the Agent; (b) it is not subject to any Lien except that of the Agent hereunder and except as specifically permitted hereunder; and (c) as of the date of execution hereof, it is in good condition and repair and is currently used or usable in the Borrower's or such Subsidiary's business, and thereafter, if and to the extent not in good condition and repair, shall be repaired, replaced, or sold (consistent with the terms of this Agreement) as required under the applicable Facility Agreements.

     3.5  Equipment Records.  The Borrower and each Subsidiary shall at all
          -----------------
times hereafter keep correct and accurate records itemizing and describing the kind, type, age and condition of all Equipment, the Borrower's or such Subsidiary's cost therefor and accumulated depreciation thereon; and retirements, sales, or other dispositions thereof, all of which records shall be available during the Borrower's usual business hours at the request of the Agent.

     3.6  Safekeeping of Equipment.  Except as required by the Code, the Agent
          ------------------------
and the Banks shall not be responsible for: (a) the safekeeping of the Equipment; (b) any loss or damage to such Equipment; (c) any diminution in the value of such Equipment; or (d) any act or default of any repairmen, bailee or any other Person with respect to such Equipment. All risk of loss, damage, destruction or diminution in value of such Equipment shall be borne by the Borrower and its Subsidiaries.

     3.7  Maintenance of Properties.  The Borrower and its Subsidiaries shall
          -------------------------
maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, the properties now or hereafter owned, leased, or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto, except to the extent that the failure to maintain such properties could not have a Material Adverse Effect on the Borrower and its Subsidiaries.

     4.   CONDITIONS OF ADVANCES
          ----------------------

     Any other provisions contained in this Agreement notwithstanding, the making of any Loan provided for in this Agreement (which shall include the issuance of any Letter of Credit) shall be conditioned upon the following:

     4.1  Borrower's Request.   The Agent shall have received, by at least
          ------------------
eleven o'clock (11:00 a.m.) (New York City time) in Boston, Massachusetts, on the Business Day on which an advance is requested to be made hereunder in the case of a Working Capital Loan (except as otherwise provided in the applicable LIBOR provisions, if any, contained in the Notes) or the issuance of a Letter of Credit, and three Business Days prior to the day on which an advance is requested to be made hereunder in the case of a Guidance Loan (except as otherwise provided in the applicable LIBOR provisions, if any, contained in the Notes), (a) a telephonic request or written request from any Person authorized by the Borrower pursuant to a written list provided to the Agent, for an advance in a specific amount, and (b) all documents not previously delivered and required to be delivered to the Agent, at or prior to the time of such advance, under this Agreement or any of the other Loan Documents. The Agent shall not be liable to the Borrower or any other Person as the result of acting on any telephonic request which the Agent believes in good faith to have been made by any Person authorized by the Borrower pursuant to such written list.

     4.2  Financial Condition.   No Material Adverse Change in the Borrower and
          -------------------
its Subsidiaries shall have occurred at any time or times subsequent to the most recent Financial Statements provided pursuant to this Agreement.

     4.3  No Event of Default.  After giving effect to the requested Loan or the
          -------------------
issuance of the requested Letter of Credit, neither a Default nor an Event of Default shall have occurred and be continuing.

     4.4  Representations and Warranties.  The representations and warranties
          ------------------------------
contained herein and in each of the other Loan Documents shall be true and correct as if made on and as of the date of such Loan, as modified by any supplemental Schedules filed by Borrower or any of its Subsidiaries from time to time, provided that any Financial Statements shall relate only to the date or dates as of which information is presented therein and, with respect to other information, if and to the extent it relates to an earlier date, then it shall be true and correct as of that earlier date.

     4.5  Additional Conditions for Approval of Guidance Loan.
          ---------------------------------------------------

          (a) With respect to requests for a Guidance Loan, the Borrower shall have submitted to the Agent (and with respect to a Guidance Loan for which the Banks' prior approval is required pursuant to subsection 4.5(e), the
                                                       -----------------
     Banks shall have approved in writing in their discretion) a proposal for the financing of a Facility Agreement for: (i) (A) a facility not theretofore serviced by the Borrower or any of its Subsidiaries, (B) a one-time-only special event at any facility which shall not be included within the scope of a Facility Agreement existing as of the date of this Agreement, (C) a material expansion of size of a facility or scope of service under a Facility Agreement, or (D) the acquisition of concession, license, management or other food and beverage service agreements from a Person, directly, or indirectly, through the purchase of stock or assets of a Person (each, a "New Project"), or (ii) the extension of any Facility Agreement then being serviced by the Borrower or any of its Subsidiaries (a "Contract Extension"). Any existing Facility Agreement which is put out for bid by the other parties thereto and on which the Borrower, its Subsidiaries, and any other Persons may bid at the end of its term shall be considered a New Project rather than a Contract Extension.

          (b) Each such proposal for a New Project or a Contract Extension shall consist of the following: (i) a copy of the Facility Agreement if it exists, otherwise the proposed form of the Facility Agreement which will be in effect upon the commencement of the term thereof, if it exists; (ii) a detailed itemization of the Project Costs of such New Project or Contract Extension, including a separate itemization of the use of all the proceeds of such Guidance Loan; (iii) copies of all market studies, pro forma
                                                                --- -----
     financial statements, and business plans and studies prepared in connection with such New Project or Contract Extension, as the case may be; (iv) a separate itemization of Project Costs, prepared by the Borrower and certified as accurate by Borrower's president or chief financial officer, identifying the capitalization period for such Project Costs (the "Capitalization Period"); and (v) such other information as the Agent in its reasonable discretion may request.

          (c) With respect to a New Project: (i) the aggregate principal amount of the requested Guidance Loan shall (subject to subsection 4.5(e)) not
                                                      -----------------
     exceed eighty percent (80%) of Project Costs; and (ii) during the immediately preceding six-month period, the Borrower and its Subsidiaries, taken as a whole, cannot have entered into more than thirty (30) agreements for New Projects (not including New Projects involving a one-time only special events, which shall be referred to herein as "Special Events", or acquisitions described in subsection 4.5(a)(i)(D)) or Contract Extensions
                               ------------------------
     without the consent of the Designated Banks; all references to permitted numbers of New Projects in this paragraph (c) shall be increased by the number of facilities as to which a Facility Agreement has terminated during the applicable period;

          (d) With respect to any Guidance Loan, the Borrower shall be in compliance with the financial covenants set forth in subsection 6.1 after
                                                          --------------
     giving effect to the requested Guidance Loan.

          (e) The Designated Banks may, in their sole discretion, approve or disapprove any requested Guidance Loan which would require the Banks to fund an aggregate of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) or more for Project Costs for any New Project or Contract Extension or acquisitions described in subsection 4.5(a)(i)(D).
                                            -----------------------
     Notwithstanding the preceding sentence and subsection 4.5(c)(i), the
                                                --------------------
     aggregate principal amount of the requested Guidance Loan shall not exceed ninety percent (90%) of Project Costs and the approval of the Designated Banks shall only be required to fund an aggregate of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) or more for Project Costs for any New Project or Contract Extension or acquisitions described in subsection 4.5(a)(i)(D) if (i) the total outstanding amount on the
        -----------------------
     Guidance Line of Credit is less than Twenty Million and 00/100 Dollars ($20,000,000.00) and (ii) the ratio of total Debt to total Operating Cash Flow (including the amount of the requested Guidance Loan) is less than
     2.00 to 1.00 as of the month-end that is not more than sixty (60) calendar days prior to the time the Guidance Loan is to be funded. If the requirements of only one of clauses (i) and (ii) of the preceding sentence are met, then the requested principal amount of the requested Guidance Loan shall not exceed eighty-five percent (85%) of Project Costs and such approval of the Designated Banks shall be required for any requested Guidance Loan which would require the Banks to fund an aggregate of Three Million and 00/100 Dollars ($3,000,000.00). Notwithstanding any other provision of this subsection 4.5(e), the approval of the Designated Banks
                       -----------------
     shall be required for any acquisition described in subsection 4.5(a)(i)(D)
                                                        -----------------------
     with a total valuation (based on stock or asset price and face amount of issued and assumed debt) of Four Million and 00/100 Dollars ($4,000,000.00) or more.

     4.6  Additional Conditions for Approval of Working Capital Loans.  With
          -----------------------------------------------------------
respect to any Working Capital Loan, including the issuance of any Letter of Credit pursuant to subsection 2.1(a), the Borrower shall be in compliance with
                   -----------------
the financial covenants set forth in subsection 6.1 after giving effect to the
                                     ---------------
requested Loan.

     4.7  Other Requirements.  The Agent shall have received, in form and
          ------------------
substance reasonably satisfactory to the Agent and its counsel, all certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder or under any of the other Loan Documents, and all other information relating to the transaction reasonably requested by the Agent.

     4.8  Additional Conditions for Making Loans.  In addition to the foregoing,
          --------------------------------------
the following shall be preconditions for the making of any Loan or the issuance of any Letter of Credit under this Agreement:

          (a) The Liabilities shall be senior indebtedness of Borrower and its Subsidiaries for all purposes;

          (b) The Borrower shall have paid all costs of the Banks in connection with the making and closing of the Loans and the issuance of the Letters of Credit, including but not limited to the fees and expenses of the Banks' counsel and as set forth in subsection 6.6;
                                 --------------

          (c) The Borrower and each of its Subsidiaries shall have received all Approvals and the same shall continue to be in full force and effect as of the Closing Date;

          (d) On or before the Closing Date, the Borrower and each of its Subsidiaries (other than the Orange County Joint Venture and the Oregon Joint Venture) shall have executed and delivered to the Agent the following:

               (i) First Amended and Restated Unlimited Guaranty, substantially in the form attached hereto as Exhibit D;
                                         ---------

               (ii) First Amendment and Restated Security Agreement - All Assets, substantially in the form attached hereto as Exhibit E; and
                                                               ---------

               (iii)     First Amended and Restated Assignment of Receivables
               and
           Proceeds, substantially in the form attached hereto as Exhibit F;
                                                                  ---------

          (e) On or before the Closing Date, each of the Orange County Joint Venture and the Oregon Joint Venture shall have executed and delivered to the Agent the following:

               (i) a First Amended and Restated Limited Guaranty, substantially in the form attached hereto as Exhibit G;
                                         ---------

               (ii) First Amendment and Restated Security Agreement - All Assets, substantially in the form attached hereto as Exhibit H; and
                                                               ---------

               (iii)     First Amended and Restated Assignment of Receivables
               and
           Proceeds, substantially in the form attached hereto as Exhibit I;
                                                                  ---------

          (f) On or before the Closing Date, the Borrower shall have executed and delivered to the Agent the following:

               (i) First Amended and Restated Stock Pledge Agreement, substantially in the form attached hereto as Exhibit J;
                                                       ---------

               (ii) First Amended and Restated LLC Pledge Agreement, substantially in the form attached hereto as Exhibit K; and
                                                       ---------

               (iii) First Amended and Restated Joint Venture Pledge Agreement, substantially in the form attached hereto as Exhibit L.
                                                                  ---------

5.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     In order to induce the Banks to enter into this Agreement and to make the Loans and in order to induce UST to issue the Letters of Credit, the Borrower, and its Subsidiaries, hereby jointly and severally represent and warrant that as of the date of this Agreement, and continuing so long as any Liabilities remain outstanding, and so long as this Agreement remains in effect:

     5.1  Corporate Existence.  Each of the Borrower and its Subsidiaries is a
          -------------------
corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified and licensed as a foreign corporation and in good standing in all other states except where the failure to qualify and remain in good standing would not have a Material Adverse Effect on the Borrower. All such states of qualification as of the date hereof are listed on Schedule 5.1,
                                                                 ------------
which shall be supplemented in writing by the Borrower and its Subsidiaries from time to time as may be necessary to maintain the accuracy and completeness of the information required to be disclosed therein.



     5.2  Corporate Authority.
          -------------------

          (a) Each of the Borrower and its Subsidiaries has all requisite corporate power and authority, as applicable, to own and operate each of their respective properties and to carry on each of their respective businesses as now conducted and proposed to be conducted.

          (b) The execution and delivery by each of the Borrower and its Subsidiaries, as applicable, of this Agreement and all of the other Loan Documents and the performance of each such entity's obligations hereunder and thereunder: (i) are within each such entity's powers; (ii) are duly authorized by each of their respective Boards of Directors and, if necessary, by each of their respective shareholders; (iii) are not in contravention of the terms of each of their Certificates of Incorporation or Articles of Organization, or By-Laws, or any indenture, agreement or undertaking to which the Borrower or any of its Subsidiaries is a party or by which such entity or any of its property is bound; (iv) do not require any governmental consent, registration or Approval or the giving of any notice to, or the granting of any exemption by, any governmental authority except as contemplated by the Loan Documents; (v) do not contravene any Law or contractual or governmental restriction binding upon such corporation;
     (vi) will not, except as contemplated herein, result in the imposition of any Lien upon any property of such entity under any Law or any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which each such entity is a party or by which it or any of its property may be bound or affected; and (vii) will not result in the cancellation, modification, revocation or suspension of any Licenses, as defined in subsection 5.20(b) which are material to the operation of the business of
     ------------------
     the Borrower and its Subsidiaries, taken as a whole. Copies of the Certificate or Articles of Incorporation and By-laws of each of the Borrower and its Subsidiaries, with all amendments thereto to the date hereof, have been furnished to the Agent, and such copies are accurate and complete as of the date hereof.

     5.3  Binding Effect.  This Agreement and the other Loan Documents are the
          --------------
legal, valid and binding obligations of each of the Borrower and its Subsidiaries which is a party hereto or thereto, and are enforceable against each of the Borrower and its Subsidiaries, as applicable, in accordance with their respective terms.

     5.4  Financial Data.
          --------------

          (a) The Borrower has furnished to the Agent its audited consolidated financial statements, dated December 27, 1995, including the report and opinion of Deloitte & Touche LLP, relating thereto (collectively, the "Financials"), and its unaudited monthly schedules showing income and expenses (excluding income taxes), for the four months ended April 24,
     1996, copies of which are attached hereto as Schedule 5.4.   All of the
                                                  ------------
     material liabilities (actual and contingent) of each of the Borrower and its Subsidiaries, are fully, accurately and completely disclosed in the Financials.

          (b) All financial statements furnished herewith have been and all financial statements to be furnished in accordance with subsection 6.1 will
                                                             --------------
     be prepared in accordance with the books and records of the Borrower and its Subsidiaries and fairly present or will fairly present, as applicable, the financial condition of the Borrower and its Subsidiaries, taken as a whole, at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments, none of which are expected to be material). All of the Financials have been and all of the financial statements to be provided hereunder will be prepared in conformity with GAAP.

          (c) All information, reports and other papers and data furnished or to be furnished to the Agent by the Borrower or any Subsidiary have been and will be, at the time the same are so furnished to the Agent, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Agent a true and accurate knowledge of the subject matter thereof. Since the date of the Financials, there has been no Material Adverse Change with respect to the Borrower and its Subsidiaries.

     5.5  Tangible Assets.  Attached as Schedule 5.5 hereto is a list of all of
          ---------------               ------------
the Borrower's and its Subsidiaries' right, title, and interest in and to tangible assets, by location and category, as of December 27, 1995, to be supplemented with each Financial Statement required under subsection 6.2(a) by an Acceptable Supplement (as defined in
               -----------------
subsection 5.6) with respect to items not previously listed, with an individual
- --------------
book value or estimated fair market value of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) or more.

     5.6  Title to Collateral.   Except as disclosed on Schedule 5.6 and except
          -------------------                           ------------
as contemplated in subsection 7.1, all of the Collateral is free and clear of
                   --------------
all Liens. Each of the Borrower and its Subsidiaries has good and valid title to all of the assets reflected on its respective books and records as being owned by it. All Collateral is and shall be kept only at the locations specified on Schedule 5.6, as such Schedule may be supplemented, in writing by
             ------------
the Borrower or its Subsidiaries from time to time as may be necessary to maintain the accuracy and completeness of the information required to be disclosed therein, which supplement shall be acceptable to the Agent unless the supplement reflects a Material Adverse Change of the Borrower (any such supplement not indicating a Material Adverse Change of the Borrower or which is otherwise acceptable to the Agent being referred to as an "Acceptable Supplement"). The Agent's security interests in, pledge of and mortgages in the Collateral covered by the Loan Documents have been duly perfected and, as necessary, recorded and no security interests, pledges or mortgages shall exist at the Closing with respect to such Collateral, other than the security interests, pledges and mortgages granted to the Agent under the Loan Documents or Liens permitted by this Agreement.

          5.7  Real Property; Leases.  All  real property owned, leased, or
               ---------------------
occupied by the Borrower or any of its Subsidiaries, and all leases with respect thereto, are disclosed on Schedule 5.7 attached hereto, as such Schedule may be
                          ------------
supplemented in writing by an Acceptable Supplement. Except as set forth in
Schedule 5.7 or an Acceptable Supplement, each of the Borrower and its
- ------------
Subsidiaries enjoys peaceful and undisturbed possession of such property subject to all leases, licenses for occupancy, or occupancy or use agreements of real property, and all such leases, licenses for occupancy, or occupancy or use agreements are valid and subsisting, in full force and effect; to the best knowledge of Borrower and its Subsidiaries, no material default exists thereunder; and all leases, licenses for use, or agreements for use of personal property are valid and subsisting, in full force and effect, and no material default exists thereunder.

     5.8  Solvency.  The Borrower and its Subsidiaries, taken as a whole, and
          --------
(ii) the Borrower, when examined separately:

          (1) will be able to pay its Indebtedness as the same becomes due, including without limitation, all of the Liabilities;

          (2) will have funds and capital sufficient to carry on its business as now conducted or as contemplated to be conducted;

          (3) owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due, including without limitation, all of the Liabilities; and

          (4) is not Insolvent and will not be rendered Insolvent as determined by the Uniform Fraudulent Conveyance Act, as adopted and in effect in the Commonwealth of Massachusetts in Massachusetts General Laws, Chapter 109A,
     Section 1, or any other applicable law.

When examined as a whole, neither the Borrower nor the Borrower and its Subsidiaries, taken as a whole:

               (1)  (A)  is Insolvent on the date hereof; or

                         (B) is engaged in business or a transaction, or is about to engage in business or a transaction, for which, taking into account any property remaining with the Borrower and its Subsidiaries, they would, taken as a whole, have an unreasonably small capital; or

                    (C) intends to incur, or believes that the Borrower and its Subsidiaries would incur, Indebtedness that would be beyond the ability of the Borrower and its Subsidiaries, taken as a whole, to pay as such Indebtedness matures; or

          (2) is transferring an interest in the Borrower or any of its Subsidiaries, or incurring an obligation which, under Section 548 of the Bankruptcy Code (Title 11 of the United States Code), may be avoided.

Neither the Borrower nor any of its Subsidiaries (a) is considering the filing of a petition by it under any Insolvency Laws, or the liquidation of all or a major portion of its respective properties; and (b) has any knowledge of any Person contemplating the filing against any of them of any such petition.

     5.9  Principal Place of Business.   The principal places of business and
          ---------------------------
chief executive office of the Borrower and each of its Subsidiaries are the addresses first set forth above in this Agreement. The Borrower shall notify the Agent of any change thereof prior to such change. The books and records of the Borrower and each of its Subsidiaries are located at the principal place of business and chief executive office of the Borrower. The Borrower shall promptly notify the Agent of any change thereof prior to such change.

     5.10 Other Corporate Names.  Neither the Borrower nor any of its
          ---------------------
Subsidiaries has used any corporate or fictitious name (including any tradename, tradestyle, assumed name, division name or any similar name), other than the corporate name shown on such corporation's Certificate of Incorporation or Articles of Organization or as listed on Schedule 5.10 or disclosed in an Acceptable Supplement.
          -------------

     5.11 Tax Liabilities.  The Borrower and each of its Subsidiaries has filed
          ---------------
all federal, state and local tax reports and returns required by any Law to be filed thereby except for extensions duly obtained, and has paid all taxes, assessments and other governmental charges levied upon each of their respective properties, assets, income or franchises, other than those not yet delinquent and those, not substantial in aggregate amount, reserved against, or those being contested as permitted by subsection 6.5. The charges, accruals and reserves on
                          --------------
the books of each of the Borrower and its Subsidiaries in respect of each of their respective taxes are adequate in the opinion of the Borrower, and each of the Borrower and its Subsidiaries is not subject to any unpaid assessments for additional taxes (other than any such assessments for amounts which would not have a Material Adverse Effect on the Borrower) and do not know of any basis therefor.

     5.12 Loans.  Except as disclosed on and set forth in the Financials or on
          -----
Schedule 5.12 and except for trade payables and accrued expenses arising in the
- -------------
ordinary course of the Borrower's and its Subsidiaries' business since the date of the latest Financials provided pursuant to subsection 5.4, neither the
                                              --------------
Borrower nor any Subsidiary is obligated on any loans or other Indebtedness for borrowed money as of the Closing Date (other than as permitted under subsection
                                                                     ----------
7.2).
- ---

     5.13.     Margin Securities.  Neither the Borrower nor any Subsidiary owns
               -----------------
any margin securities and none of the Loans advanced hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation G or U of the Board of Governors of the Federal Reserve System. If requested by the Agent, the Borrower and its Subsidiaries will furnish the Agent with a statement in conformity with the requirements of Federal Reserve Form G-1 or U-1 referred to in said Regulation. No part of the proceeds of the Loans to be made hereunder will be used by the Borrower or any of its Subsidiaries for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

     5.14 Subsidiaries; Divisions.  Except as disclosed on Schedule 5.14, as the
          -----------------------                          -------------
same may be supplemented in writing from time to time, the Borrower has no Subsidiaries (including without limitation, no Offshore Subsidiaries) and is not engaged in any joint venture or partnership with any other Person. Neither the Borrower nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than as disclosed on Schedule 5.14, as so supplemented.
                     -------------

     5.15 Litigation and Proceedings.  Except as disclosed on Schedule 5.15, no
          --------------------------                          -------------
judgments are outstanding against the Borrower or any of its Subsidiaries nor is there now pending or, to the knowledge of the Borrower or any Subsidiary, threatened, any litigation, contested claim, or federal, state or municipal governmental proceeding by or against the Borrower or any of its Subsidiaries or, to the best of each of their knowledge after due inquiry, any basis therefor, which litigation, claim or proceeding could reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries shall supplement such schedule with an Acceptable Supplement from time to time which schedule shall be deemed an Acceptable Supplement if all material threatened or pending litigation and proceedings (including but not limited to all material threatened or pending litigation and proceedings between the Borrower or a Subsidiary and another party to a Facility Agreement) are accurately described therein.

     5.16 Registration Statement.
          -----------------------

          (a) The Borrower's Registration Statement (No. 333-2906) on Form S-1 filed with the SEC on March 29, 1996, as amended (the "Registration Statement"), and the final Prospectus included therein, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) No representation or warranty made by the Borrower herein or in any other certificate furnished from time to time in connection herewith, contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein (taken as a whole in conjunction with all such documents) not misleading when made. To the best of the Borrower's knowledge, there is no condition specific to the business of the Borrower which adversely affects, or which would in the future adversely affect, the business, operations, property or financial condition of the Borrower in a manner which would materially adversely affect the Collateral or the Borrower's ability to perform its obligations under this Agreement or any of the other Loan Documents.

     5.17 Material Agreements.   Attached as Schedule 5.17 hereto is a true,
          -------------------                -------------
complete and accurate list of all material agreements as of the Closing Date (including all amendments thereto), oral or written, involving the payment or expenditure of One Hundred Thousand and 00/100 Dollars ($100,000.00) or more (other than sales or purchase orders entered into in the ordinary course of business of the Borrower or any of its Subsidiaries) (i) to which the Borrower or any of its Subsidiaries is a party, (ii) by which any assets of the Borrower or any of its Subsidiaries are bound, or (iii) to which any director, officer, shareholder or Affiliate of any of the foregoing is a party or which any agent of any of the foregoing has entered into, in any such case, on behalf of the Borrower or any Subsidiary, including without limitation, all leases and management maintenance, brokerage, supply and service contracts and any contract, agreement or other arrangement providing for the employment of, furnishing of services to or by, the Borrower or any of its Subsidiaries, any director, officer or shareholder thereof, or any Affiliate of any of the
foregoing.   A true, correct and complete copy of all of the agreements
(including all amendments thereto) as set forth on

Schedule 5.17 has previously been furnished to the Agent.  As of the Closing
- -------------
Date, neither the Borrower or any of its Subsidiaries nor any officer, director, shareholder or Affiliate of the Borrower or any of its Subsidiaries is in default under any such material agreement which could reasonably be expected to have a Materially Adverse Effect on the Borrower or which could reasonably be expected to have a Materially Adverse Effect on the ability of the Borrower to perform its obligations under any of the Loan Documents to which it is a party. The execution and delivery of the Loan Documents was not and is not a default under of any of the agreements listed on Schedule 5.17. As of the date hereof,
                                         -------------
the Borrower knows of no dispute regarding any contract, lease, or commitment which would have a Material Adverse Effect on the Borrower and its Subsidiaries or, to the best of its knowledge, after due inquiry, any basis therefor.

     5.18 Largest Customers.  Except as set forth on Schedule 5.18, as of the
          -----------------                          -------------
Closing Date, the Borrower has no reason to believe that any of its ten largest customers intends significantly to alter its sales or purchases so as to have a Material Adverse Effect on the Borrower and its Subsidiaries.

     5.19 Employee Controversies and Employment and Labor Agreements.
          ----------------------------------------------------------

          (a) There are no controversies pending or, to the best of the Borrower's knowledge after due inquiry, threatened, between the Borrower or any of its Subsidiaries and any of its employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, material to the financial condition, results of operation or business of the Borrower and its Subsidiaries, taken as a whole. Each of the Borrower and its Subsidiaries is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices the failure to comply with which could have a Material Adverse Effect on the Borrower and its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has union representation questions, grievances, discrimination or unfair labor practice complaints pending or threatened against it before any state or federal board or agency respecting employment and employment terms, conditions and practices the failure to comply with which could have a Material Adverse Effect on the Borrower and its Subsidiaries or, to the best of its knowledge, after due inquiry, any basis therefor, except as set forth on Schedule 5.19 or on an Acceptable
                                            -------------
     Supplement.

          (b)  Except as set forth in Schedule 5.19:   (i) neither the Borrower
                                      -------------
     nor any of its Subsidiaries is a party as of the Closing Date to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) as of the Closing Date, neither the Borrower nor any of its Subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Borrower or any of its Subsidiaries nor do the Borrower or any of its

     Subsidiaries know of any activities or proceedings of any labor union to organize any such employees, except in any such case as may be set forth on an Acceptable Supplement. Each of the Borrower and its Subsidiaries has furnished to the Agent complete and correct copies of all such agreements ("Employment and Labor Agreements"). Neither the Borrower nor any of its Subsidiaries has breached or otherwise failed to comply in any material respect with any provisions of any Employment and Labor Agreement, and there are no material grievances outstanding thereunder, except in any such case as may be set forth on an Acceptable Supplement.

     5.20 Compliance with Laws and Regulations.
          ------------------------------------

          (a) Each of the Borrower and its Subsidiaries is in compliance with all Laws and with each of their respective Certificate of Incorporation or Articles of Organization, the failure to comply with which could have, individually or in the aggregate, a Material Adverse Effect on the Borrower and its Subsidiaries.

          (b)  Schedule 5.20(b) attached hereto sets forth, as of the Closing
               ---------------
     Date, a true and complete list of all material licenses (excluding motor vehicle registrations and including, but not limited to, any license relating to alcoholic beverages, beer, wine or liquor), permits, franchises, authorizations and approvals issued or granted to each of the Borrower and its Subsidiaries by the United States, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau of instrumentality of any of the foregoing (each a "License", and, collectively, the "Licenses"), and all pending applications therefor. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Except as set forth in Schedule 5.20(b) attached hereto, each License has been issued
                  ----------------
     to, and duly obtained and fully paid for by, the holder thereof and is valid, in full force and effect, and not subject to any pending or threatened administrative or judicial proceeding to suspend, revoke, cancel or declare such License invalid in any respect. Borrower shall supplement
     Schedule 5.20(b) with an Acceptable Supplement provided with each Financial
     ----------------
     Statement required under subsection 6.2(a), which Acceptable Supplement
                              -----------------
     shall list all liquor licenses and all other material licenses not theretofore listed.

          (c) Each of the Borrower and its Subsidiaries has all Licenses required, and such Licenses are sufficient and adequate in all respects, to permit the continued lawful conduct of each of the Borrower's and its Subsidiaries' respective businesses in the manner now conducted and the ownership, occupancy and operation of their real property for their present uses. Except as set forth in Schedule 5.20(c), attached hereto or as may
                                   ----------------
     be set forth in an Acceptable Supplement: (i) neither the Borrower nor any of its Subsidiaries is in violation of any of the Licenses; (ii) none of the operations of the Borrower or any of its Subsidiaries is being conducted in a manner that violates any of the terms or conditions under which any License was granted; (iii) none of the Licenses of the Borrower or any of its Subsidiaries' relating to alcoholic beverages, beer, wine or liquor has ever been suspended, revoked or otherwise terminated, or subject to judicial or administrative review, for any reason other than the renewal or expiration thereof nor has any application by the Borrower or its Subsidiaries of any of such Licenses ever been denied; and (iv) no License will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by the Loan Documents or the Subordinated Debt Documents.

     5.21 Intellectual Property Rights.   Each of the Borrower and its
          ----------------------------
Subsidiaries, as applicable, possesses and will possess adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it. Neither the Borrower nor any of its Subsidiaries has been charged or, to each of their knowledge, has been threatened to be charged with, any infringement of, nor has any of them infringed on, any unexpired trademark, trademark registration, tradename, patent, copyright, copyright registration, or other proprietary right of any other Person, which infringement could have a Material Adverse Effect on the Borrower and its Subsidiaries.

     5.22 Pension Related Matters.   Each Plan maintained by the Borrower or any
          -----------------------
ERISA Affiliate complies, and has been administered in accordance with its terms and all material applicable requirements of ERISA and of the Tax Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Tax Code setting forth those requirements. No Reportable Event, Prohibited Transaction or withdrawal from a Multiemployer Plan has occurred and no Accumulated Funding Deficiencies exist with respect to any Plan or Multiemployer Plan which could have a Material Adverse Effect on the Borrower or any ERISA Affiliate. The Borrower and each ERISA Affiliate has satisfied all of the funding standards applicable to such Plans and Multiemployer Plans under
Section 302 of ERISA and Section 412 of the Tax Code and the PBGC has not instituted any proceedings, and there exists no event or condition which would constitute grounds for the institution of proceedings by the PBGC, to terminate any Plan or Multiemployer Plan under Section 4042 of ERISA which could have a Material Adverse Effect on the Borrower or any ERISA Affiliate. Neither the Borrower nor any ERISA Affiliate has taken any steps to terminate any Plan, which termination could have a Material Adverse Effect on the Borrower or any ERISA Affiliate. Neither the Borrower nor any ERISA Affiliate has taken any steps to terminate its participation in any Multiemployer Plan or withdraw from any Multiemployer Plan. Each of the Borrower and each ERISA Affiliate has made all contributions to each Plan and each Multiemployer Plan to which it has become obligated to contribute as to which the failure to make contributions could have a Material Adverse Effect on the Borrower or any ERISA Affiliate.
The Borrower is not aware of any assessments or assertions of withdrawal liability against it or any ERISA Affiliate with respect to any Plan or Multiemployer Plan. The aggregate potential withdrawal liability under all Multiemployer Plans to which each of the Borrower and each ERISA Affiliate is obligated to contribute is less than an amount which, if all such liabilities were incurred, could have a Material Adverse Effect on the Borrower, its Subsidiaries, and any ERISA Affiliate, taken as a whole.

     5.23 Environmental Matters.  Except as disclosed on Schedule 5.23, as
          ---------------------                          -------------
supplemented by any Acceptable Supplement: (a) each of the Borrower and its Subsidiaries has complied in all material respects with Environmental Laws regarding transfer, construction on and operation of the business and property, including but not limited to notifying authorities, observing restrictions on use, transferring, modifying or obtaining permits, licenses, approvals and registrations, making required notices, certifications and submissions, complying with financial liability requirements, Managing Hazardous Substances, and Responding to the presence or Release of Hazardous Substances connected with operation of its business or property; (b) neither the Borrower nor any of its Subsidiaries has any material contingent liability with respect to the Management of any Hazardous Substance; (c) during the term of this Agreement, neither the Borrower nor any of its Subsidiaries shall, nor shall it permit others to, manage, whether on or off the property of the Borrower or such Subsidiary, Hazardous Substances except in full compliance with Environmental Laws; (d) each of the Borrower and its Subsidiaries shall take prompt action in full compliance with Environmental Laws to Respond to the on-site or off-site Release of Hazardous Substances connected with operation of its business or property; (e) neither the Borrower nor any Subsidiary has received any Environmental Notice; and (f) to the best of the knowledge of the Borrower and its Subsidiaries, no conditions exist on property owned or leased, or previously owned or leased, by Borrower or any of its Subsidiaries which would result in issuance of an Environmental Notice to Borrower or any of its Subsidiaries. Any supplemental Schedule 5.23 filed shall be deemed to be an Acceptable Supplement
             -------------
with respect to Environmental Notices if it reflects all Environmental Notices which would result in a Material Adverse Effect and any Environmental Notice from any governmental agency or authority.

     5.24 Broker's Fee.   Except as set forth on Schedule 5.24, neither the
          ------------                           -------------
Borrower nor any of its Subsidiaries is in any way obligated to any Person in respect of any finder's or broker's fee or similar commission in connection with the transactions contemplated by this Agreement. Each of the Borrower and its Subsidiaries agrees to indemnify the Agent and the Banks and hold the Agent and the Banks harmless from and against any claims for any such fee or commission by any such Persons.

     5.25 Securities Matters.  The making of the Loans hereunder, the
          ------------------
application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement have not and will not violate any provision of any federal or state securities statutes, rules or regulations, or any order issued by the Securities and Exchange Commission (collectively, "Securities Laws"). Neither the Borrower nor any of its Subsidiaries has issued any securities in violation of any Securities Law. Promptly upon the filing thereof, the Borrower shall deliver to the Agent a true and complete copy of each statement, document and report, periodic or otherwise, filed pursuant to any Securities Law. The Borrower agrees to indemnify the Agent and the Banks and hold the Agent and the

Banks harmless from and against the claims of any Persons in connection with the violation or alleged violation by Borrower or any Subsidiary of any Securities Laws.

     5.26 Equity Beneficial Ownership.    Schedule 5.26 sets forth the number of
          ---------------------------     -------------
shares of each class of capital stock authorized for the Borrower and the number of shares of each such class of stock outstanding. The outstanding capital stock of the Borrower is duly authorized, validly issued, fully paid and non-assessable. The Borrower shall supplement Schedule 5.26 from time to time
                                               -------------
as required by an Acceptable Supplement.

     5.27 Disclosure.  No written information provided or statements made by the
          ----------
Borrower, its Subsidiaries, or any other Affiliate of the Borrower in connection with this transaction, or any of the representations and warranties to the Banks herein or in any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Borrower has disclosed to the Agent in writing, every fact of which it is aware (other than those relating to general economic matters or matters of public knowledge) which, insofar as the Borrower can reasonably foresee, might materially and adversely affect the business prospects, operations or financial condition of the Borrower and its Subsidiaries or the ability of each of the Borrower and its Subsidiaries to perform their respective obligations hereunder or under any other Loan Documents.

     5.28 Capitalization.
          --------------

          (a) As of the date hereof there are no treasury shares held by the Borrower, and there are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of the Borrower except as described in the Registration Statement.

          (b) The total authorized capital stock of Fine Host Services consists of One Thousand Five Hundred (1,500) shares of common stock, without par value, of which One Hundred (100) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Fine Host Services. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Fine Host Services.

          (c) The total authorized capital stock of Fine Host of Vermont consists of One Hundred (100) shares of common stock, without par value, of which One Hundred (100) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Fine Host of Vermont. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Fine Host of Vermont.

          (d) The total authorized capital stock of Fanfare consists of Fifteen Thousand (15,000) shares of common stock, without par value, of which Two Thousand (2,000) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Fanfare. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Fanfare.

          (e) The total authorized capital stock of Global Fanfare consists of One Thousand (1,000) shares of common stock, without par value, of which Four Hundred (400) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Global Fanfare. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Global Fanfare.

          (f) The total authorized capital stock of Fine Host International consists of One Thousand (1,000) shares of common stock, without par value, of which One Hundred (100) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Fine Host International. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Fine Host International.

          (g) The total authorized capital stock of each of the Special Texas Corporations in existence as of the Closing Date consists of One Thousand (1,000) shares of common stock, with One and 00/100 Dollar ($1.00) par value per share, of which One Thousand (1,000) shares are validly issued and outstanding for Convention Beverages, Inc., and One Thousand (1,000) shares of common stock, with $.01 par value per share, of which One Thousand (1,000) shares are validly issued and outstanding for Fine Host of
     Texas, Inc., and all of which are owned as shown on Schedule 5.26.   There
                                                         --------------
     are no treasury shares held by any Special Texas Corporation. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of the Special Texas Corporations. The Agent has been provided with true and copies of the Texas Management Agreements and the articles of incorporation and bylaws of the Special Texas Corporations.

          (h) The total authorized capital stock of CFM in existence as of the Closing Date consists of One Hundred (100) shares of common stock, with no par value per share, of which Seventy-Five (75) shares are validly issued and outstanding as of the Closing Date, all of which are owed by the Borrower. There are no treasury shares held by CFM. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of CFM.

          (i) The total authorized capital stock of Northwest in existence as of the Closing Date consists of Ten Thousand (10,000) shares of common stock, with no par value per share, of which Eight Hundred Twenty (820) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower. There are no treasury shares held by Northwest. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Northwest.

          (j) The total authorized capital stock of SWSI in existence as of the Closing Date consists of (i) One Million (1,000,000) shares of class A common stock, with $.01 par value per share, of which Twenty-Five Thousand (25,000) shares are validly issued and outstanding as of the Closing Date, all of which are owned by the Borrower, and (ii) Two Hundred Thousand (200,000) shares of class B common stock, with $.01 par value per share, of which no shares are issued and outstanding. There are no treasury shares held by SWSI. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any unissued or treasury shares of capital stock of Northwest.

          (k) The Borrower is the present owner and holder of Seventy-Eight Percent (78%) of all of the membership interests of Tarrant County. There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any membership interests of Tarrant County.

          (l) The Borrower is the present owner and holder of Seventy-Six Percent (76%) of all of the joint venture interests of the Orange County
     Joint Venture.   There are no outstanding options, warrant agreements,
     conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any joint venture interests of the Orange County Joint Venture.

          (m) The Borrower is the present owner and holder of Eighty-Five Percent (85%) of all of the joint venture interests of the Oregon Joint
     Venture.   There are no outstanding options, warrant agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any joint venture interests of the Oregon Joint Venture.

     5.29 Corporate Structure.  Schedule 5.30 attached hereto sets forth (a) the
          -------------------   -------------
name of each corporation, partnership, joint venture or other entity engaged in the recreation food and beverage business or concession or food service business of which the Borrower or any of its

Subsidiaries owns (or has the right to acquire), directly or indirectly, (i) in the case of corporations or other entities with voting securities, shares of capital stock having in the aggregate Ten Percent (10%) or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation and
(ii) in the case of partnerships or other entities without voting securities, any general partnership interest or a limited partnership interest entitling the Borrower or any of its Subsidiaries to Ten Percent (10%) or more of the profits or assets upon liquidation and (b) in the case of each corporation described in clause (a) above, (i) the jurisdiction of incorporation, (ii) the states where such corporation is qualified to do business as a foreign corporation, (iii) the principal place of business, (iv) the capitalization thereof and the percentage of each class of capital voting stock owned by the Borrower and each of its Subsidiaries, as applicable, and (v) a brief description of the nature of the business; and (c) in the case of each unincorporated entity described in clause
(a) above, information substantially equivalent to that provided pursuant to clause (b) above with regard to corporate entities.

     5.30 Facility Agreements with Change in Stock Ownership Restrictions.
          ---------------------------------------------------------------
Neither the Borrower nor any of its Subsidiaries has entered into any Facility Agreement which contains provisions which restrict or penalize a change in stock ownership of the Borrower or any of its Subsidiaries except as set forth in
Schedule 5.30 attached hereto.
- -------------

     6.   AFFIRMATIVE COVENANTS.
          ---------------------

     Each of the Borrower and its Subsidiaries hereby covenants and agrees that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

     6.1  Financial Covenants.     The Borrower shall:
          -------------------

          6.1.1     Debt To Operating Cash Flow Ratio.   Maintain at all times
                    ---------------------------------
     (to be tested as of the last day of each such fiscal quarter) a maximum ratio of its Debt to Operating Cash Flow of 3.50 to 1.00.

          6.1.2     Operating Cash Flow to Fixed Charge-Ratio.  Maintain at all
                    -----------------------------------------
     times (to be tested as of the last day of each fiscal quarter of the Borrower for the twelve (12) month period ending on that date), commencing with the fiscal quarter of the Borrower ending June 26, 1996, a ratio of its Operating Cash Flow to its Fixed Charges of greater than or equal to the ratio set forth below opposite the applicable period.

     Quarters Ending in the
              Periods                                   Ratio
     -------------------------                          -----

     June 26, 1996 through                   1.85 to 1.00

     September 25, 1996

     September 25, 1996                      2.00 to 1.00
     and thereafter

          6.1.3     Operating Cash Flow to Cash Interest Expense Ratio.
                    --------------------------------------------------
     Maintain at all times (to be tested as of the last day of each fiscal quarter of the Borrower for the twelve (12) month period ending on that date), commencing with the fiscal quarter of the Borrower ending December 25, 1996, a ratio of Operating Cash Flow to its Cash Interest Expenses of greater than or equal to 4.00 to 1.00.

          6.1.4     Minimum Net Worth.   Maintain at all times (to be tested as
                    -----------------
     of the last day of each fiscal quarter of the Borrower) during the periods set forth below, for each fiscal quarter of the Borrower, a minimum Net Worth as set forth below.

     Quarters Ending                    Net Worth
     ---------------                    ---------

     June 26, 1996                 $45,750,000
     September 25, 1996            $47,500,000
     December 25, 1996             $48,745,000
     March 26, 1997                $49,450,000
     June 5, 1997                  $50,150,000
     September 24, 1997            $52,700,000
     December 31, 1997             $54,250,000
     April 1, 1998                 $55,150,000
     July 1, 1998                  $56,050,000
     September 30, 1998            $59,300,000
     December 30, 1998             $61,050,000
     March 31, 1999                $62,150,000

          6.1.5     Minimum Operating Cash Flow.  Maintain at all times (to be
                    ---------------------------
tested as of the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending December 25, 1996), a minimum Operating Cash Flow of at least:

          $2,150,000 for the quarter ending June 26, 1996;
          $2,750,000 for the quarters ending September 25, 1996 through June 5, 1997; $3,250,000 for the quarters ending September 24, 1997 through July 1, 1998; and $4,000,000 for each subsequent quarter.

          6.1.6     Minimum Tangible Capital Base.  Maintain at all times (to be
                    -----------------------------
     tested as of the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending June 26, 1996), a minimum Tangible Capital Base of at least Five Million and 00/100 Dollars ( $5,000,000.00).

     6.2  Financial Statements.  The Borrower shall keep proper books of record
          --------------------
and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower, in accordance with GAAP, and the Borrower shall cause to be furnished to the Agent, in accordance with the notice provisions of subsection 10.13:
                                            ----------------

          (a) as soon as they become available and are filed with the SEC, but in any event within forty-five 45 days after the close of each fiscal quarter (other than the last fiscal quarter) of the Borrower, consolidated balance sheets at the close of such fiscal quarter, and consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period commencing at the close of the previous fiscal year and ending with the close of such fiscal quarter of the Borrower and its Subsidiaries (with comparable information at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year), certified by the principal accounting or financial officer of the Borrower (provided that the requirements of this clause (a) for any fiscal quarter may be satisfied by delivery of a copy of the Borrower's Quarterly Report on Form 10-Q for such quarter);

          (b) as soon as they become available and are filed with the SEC, but in any event within ninety (90) days after the close of each fiscal year of the Borrower, consolidated balance sheets at the close of such fiscal year, and consolidated statements of income, stockholders' equity and cash flows for such fiscal year (with comparable information for the prior fiscal year), in each case as audited (without any Impermissible Qualification) by a firm of independent public accountants of nationally recognized standing acceptable to the Agent (provided that the requirements of the foregoing provisions of this clause (b) for any fiscal year may be satisfied by delivery of a copy of the Borrower's Annual Report on Form 10-K for such year), together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default;

          (c)  as soon as it becomes available, but in any event within thirty
     (30) days after the close of each fiscal month of the Borrower, an Operating Results and Comparison Schedule as to contract and venue performance for such fiscal month, in substantially the form delivered by the Borrower to UST prior to the Closing Date;

          (d) as soon as it becomes available, but in any event within forty-five (45) days after the close of each fiscal year of the Borrower, a budget for the next succeeding fiscal year of the Borrower and its Subsidiaries, which budget shall be prepared on a fiscal month basis and shall contain a projected consolidated balance sheet and statements of earnings and cash flows of the Borrower and its Subsidiaries for such succeeding fiscal year, certified by the principal accounting or financial officer of the Borrower;

          (e) promptly, but in any event within five (5) days after the Borrower or any of its Subsidiaries obtains knowledge of any of the following, a statement of the chief executive, financial or accounting officer of the Borrower setting forth in reasonable detail the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto:

               (i) the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower pursuant hereto which has been instituted or, to the knowledge of the Borrower or any of its Subsidiaries, is threatened against, the Borrower or any of its Subsidiaries or to which any of its properties, assets or revenues is subject which, if adversely determined, might have a Material Adverse Effect on the Borrower and its Subsidiaries;

               (ii) the occurrence of any circumstance which has a reasonable likelihood of having a Material Adverse Effect on the Borrower and its Subsidiaries;

               (iii) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower;

               (iv) the occurrence of any Default; and

               (v) the occurrence of a Reportable Event (as defined in ERISA) under, or the institution of steps by the Borrower or any of its Subsidiaries to withdraw from, or the institution by the PBGC or otherwise of any steps to terminate, any employee benefit plan covered by Title IV of such Act;

          (f)  promptly upon the receipt thereof and in any event within Five
     (5) Business Days, copies of all detailed financial and management reports submitted to the Borrower by its independent public accountants;

          (g) as soon as it becomes available, but in any event within ten (10) days of delivery to the Borrower, a copy of any management or other letter issued by a public accounting firm or other management consultants with respect to the Borrower's and the Subsidiaries' financial or accounting systems or controls;

          (h) the Borrower's and the Subsidiaries' responses to any of the matters referenced in any letter issued by a public accounting firm or other management consultants with respect to the Borrower's and the Subsidiaries' financial or accounting systems or controls at such time as the Borrower or the Subsidiaries deliver such response to such firm or consultants, and upon receipt by the Borrower or the Subsidiaries of any response thereto, a copy thereof to the Agent;

          (i)  as soon as they become available, but in any event, within ten
     (10) days after the issuance thereof, the Borrower shall furnish to the Agent copies of such other financial statements, proxy material and reports as the Borrower shall send or make available to its stockholders, and promptly upon the filing thereof, copies of all reports and materials which the Borrower or any Subsidiary files with any governmental commission (including without limitation, the SEC), department or agency or with any domestic or foreign stock exchange or with the NASD, including without limitation, copies of (i) any registration statements, prospectuses and any amendments and supplements thereto, and any regular and periodic reports (including without limitation, reports on Form 10-K, Form 10-Q and Form 8-
     K) filed by the Borrower or any Subsidiary with the SEC or any domestic or foreign stock exchange or with the NASD; and (ii) any letters of comment or correspondence with respect to filings or compliance matters sent to the Borrower or any Subsidiary by any such governmental commission (including without limitation, the SEC), department or agency or any such domestic or foreign stock exchange or the NASD; provided that the foregoing provisions shall not apply to reports, materials, letters or correspondence (other than those filed with or received from the SEC) filed or received by the Borrower or its Subsidiaries in the ordinary course of business or which otherwise do not involve matters that could result in a Material Adverse Effect; and

          (j) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Borrower or any of its Subsidiaries as the Agent may from time to time reasonably request.

     All financial statements delivered to the Agent pursuant to the requirements of this subsection 6.2 (except where otherwise expressly indicated)
                     --------------
shall be prepared in accordance with GAAP on a consolidated basis. Together with each delivery of financial statements required by clause (a) or (b) above, the
                                                         ---    ---
Borrower (and if requested by the Agent, any or all of its Subsidiaries) shall deliver to the Agent an officer's certificate stating that there exists no Default or Event of Default, or, if any Event of Default or Default exists, specifying in reasonable detail the nature thereof, the period of existence thereof and what action the Borrower has taken or proposes to take with respect thereto. The Agent and the Banks acknowledge that, from and after the Closing Date, the Borrower will be a reporting company under the Securities Exchange Act of 1934, as amended, and that its Common Shares will be publicly traded, and agree to keep all information acquired pursuant to this subsection 6.2 or under
                                                        --------------
any other provision of the Loan Documents, or as a result of any inspection conducted in accordance with subsection 6.3 below, confidential; provided that
                             --------------
the Banks may, in their sole discretion, communicate such information (v) to any holder of Subordinated Debt, (w) with the prior consent of the Borrower (not to be unreasonably withheld), to any other Person in accordance with its customary practices relating to routine trade inquiries, (x) to any court or regulatory authority having jurisdiction over the Banks or any of them or as required by law or legal process, (y) to any other Person in connection with the Banks' sale of any interests or participations in the Liabilities, or (z) to any other Person in connection with the exercise of the Agent's or the Banks' rights hereunder or under any of the other Loan Documents, it being the intent of this sentence not to create rights in and to such documents to any Person other than the Agent and the Banks; provided that the foregoing restrictions shall not apply to any information that the Borrower has made publicly available. The Borrower and each of the Subsidiaries authorize the Agent to discuss the financial condition of the Borrower and its Subsidiaries with the Borrower's independent certified public accountants and agree that such discussion or communication shall be without liability to the Agent or the Banks. Upon the Agent's review of any management or other letter issued by a public accounting firm or other management consultants, the Borrower and its Subsidiaries agree to address, in a manner reasonably satisfactory to the Agent, any matter addressed therein or explain, to the Agent's reasonable satisfaction, the positions of the Borrower with respect thereto why such matter will not be addressed.

     6.3  Inspection.  The Agent and/or the Banks shall have the right, from
          ----------
time to time hereafter upon reasonable notice, to call at the Borrower's or any of its Subsidiaries' place of business (or any other place where the Collateral or any information relating thereto is kept or located) during ordinary business hours, and, without hindrance or delay (except to the extent that the rights of third parties would be violated or unless an order from a competent court is issued allowing enforcement of the Agent's rights despite the alleged violation of the rights of such third parties), (a) to inspect, audit, check and make copies of and extracts from the Borrower's or any of its Subsidiaries' books, records, journals, orders, receipts and any correspondence and other data relating to the Borrower's business or to any transactions between the parties hereto, (b) to make such verification concerning the Collateral as the Agent may consider reasonable under the circumstances, and (c) to discuss the affairs, finances and business of the Borrower with any officers, employees or directors of the Borrower.

     6.4  Conduct of Business.  Except as provided herein, each of the Borrower
          -------------------
and its Subsidiaries shall maintain its legal existence, shall maintain in full force and effect all licenses, permits, authorizations, bonds, franchises, leases, patents, contracts, and other rights necessary or desirable to the profitable conduct of its respective business, shall continue in, and shall limit its operations to, the same general lines of business as those currently conducted (which is providing catering or concession services at recreational and leisure facilities, convention centers, schools and institutions) except that CFM may engage in vending and manual dining services, and comply with all applicable Laws, except for such Laws the violation of which would not, in the aggregate, have a Material Adverse Effect on the Borrower's financial condition, results of operations or businesses. The Borrower shall not permit any default by the Borrower to occur under any mortgage or other Lien that encumbers any real property leased by the Borrower or any Subsidiary. Each of the Borrower and its Subsidiaries shall maintain, preserve and protect all trade names, trade marks, copyrights and patents and all other property necessary to the conduct of each of its businesses and keep all tangible property in good repair, working order and condition, ordinary wear and tear excepted.

     6.5  Claims and Taxes.  Each of the Borrower and its Subsidiaries agrees to
          ----------------
indemnify and hold the Agent and the Banks harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including reasonable attorneys' and other professionals' fees and disbursements) relating to or in any way arising out of the possession, use, operation or control of the assets of each of the Borrower and its Subsidiaries (other than any such claims, demands, liabilities, losses, damages, penalties, costs or expenses attributable to the gross negligence or wilful misconduct of the Agent or the Banks or any of their respective officers, directors, employees or agents). Each of the Borrower and its Subsidiaries shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and pay or cause to be paid all of the real and personal property taxes of each of the Borrower and its Subsidiaries, all assessments and charges of each of the Borrower and its Subsidiaries, and all franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against the Borrower or any of its Subsidiaries, or payable by the Borrower or any of its Subsidiaries, at such times and in such manner as to prevent any penalty from accruing or any Lien from attaching to its property; provided however that the Borrower and its Subsidiaries shall have the
          -------- -------
right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest, to delay or refuse payment thereof, if (a) the Borrower or the applicable Subsidiary establishes adequate reserves, in accordance with GAAP, to cover such contested taxes, assessments or charges, and (b) such contest does not have a Material Adverse Effect on the financial condition of the Borrower and its Subsidiaries, taken as a whole, the ability of the Borrower and its Subsidiaries, taken as a whole, to pay any of the Liabilities, or the priority or value of the Agent's Lien on the Collateral.

     6.6  The Agent's and the Banks' Costs and Expenses as Additional
          -----------------------------------------------------------
Liabilities.  The Borrower shall reimburse the Agent for all expenses and fees
- -----------
paid or incurred by the Agent or the Banks in connection with (a) the documentation, negotiation and closing of the Loans and other transactions described herein and in the other Loan Documents, (b) any amendment, waiver or consent executed in connection with this Agreement or any of the other Loan Documents, and (c) the enforcement or preservation of the Agent's or any Bank's rights under this Agreement and any of the other Loan Documents, including without limitation appraisal, stamp, document, transfer filing and recording fees and the reasonable fees and expenses of the Agent's and the Banks' auditors, attorneys and paralegals, whether such expenses and fees are incurred prior to or after the date hereof. All such costs and expenses incurred by the Agent and the Banks with respect to the documentation, negotiation, enforcement, collection and protection of the Agent's interests in the Collateral, including without limitation the cost of such equipment and real estate appraisals and environmental update inspections as may hereafter be reasonably required by the Agent, shall be additional Liabilities of the Borrower to the Banks, payable on demand or otherwise repaid as provided herein, and secured by the Collateral.

     6.7  Borrower's Liability Insurance.  Each of the Borrower and its
          ------------------------------
Subsidiaries shall, at its expense, keep and maintain such public liability and third party property damage insurance in such amounts and with such deductibles as is reasonably acceptable to the Agent, and shall deliver to the Agent the original (or a certified copy) of each policy of insurance and evidence of the payment of all premiums therefor. Such policies of insurance shall contain an endorsement providing that the insurance company will give the Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or cancelled.

     6.8  Borrower's Insurance.   Each of the Borrower and its Subsidiaries
          --------------------
shall, at its expense, keep and maintain its assets insured against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount at least equal to the full insurable value of all such property which coverages shall include, without limitation, liquor liability coverages. All such policies of insurance shall be in form and substance reasonably satisfactory to the Agent and issued by an insurance company reasonably satisfactory to the Agent, and shall have deductibles not exceeding Twenty-Five Thousand and 00/100 Dollars ($25,000.00). Each of the Borrower and its Subsidiaries shall deliver to the Agent the original (or a certified copy) of each policy of insurance and evidence of payment of all premiums therefor. All of the policies of insurance pertaining to the Borrower's or any such Subsidiary's assets shall contain an endorsement, in form and substance reasonably satisfactory to the Agent, showing all losses payable to the Agent as provided below in this subsection 6.8; provided, that such
                                       --------------
policies may show loss payees in addition to the Agent in connection with the lease or purchase money financing of equipment or real estate by the Borrower or a Subsidiary, if such other loss payees are reasonably acceptable to the Agent (and the Agent has approved same in writing) and if such other loss payees have no interest in the proceeds of any loss relating to the Collateral, other than the specific assets that are the subject of such lease or purchase money financing. Such endorsement, or an independent instrument furnished to the Agent, shall provide that such insurance company will give the Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of the Borrower or any of its Subsidiaries shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. All insurance policies referred to in this subsection 6.8 shall name the Agent
                                           --------------
as an additional loss payee with respect to all claims relating to the Collateral resulting in payments of One Hundred Thousand and 00/100 ($100,000.00) or less, and as additional insured and sole loss payee in respect of each claim relating to the Collateral resulting in a payment under any such insurance policy exceeding One Hundred Thousand and 00/100 Dollars ($100,000.00). Provided that no Default or Event of Default then exists, the Agent agrees promptly upon its receipt thereof, to pay over to the Borrower the proceeds of such payment to enable the Borrower to repair, restore, or replace the Collateral subject to such claim. To the extent that the Borrower elects not to repair, restore or replace such Collateral, any such proceeds in excess of One Hundred Thousand and 00/100 ($100,000.00) shall be deposited with the Agent, which deposit shall be invested by the Agent in Cash Equivalent Investments and shall be held by the Agent as additional Collateral for the Liabilities. If the Borrower certifies to the Agent, on or prior to thirty (30) days after receipt by the Borrower or any of its Subsidiaries of such insurance proceeds that it intends to use such insurance proceeds to construct replacement property or repair the damaged property within three hundred sixty (360) days of the receipt of such insurance proceeds, the Agent shall, if no Default has occurred and is then continuing, release to the Borrower that part of the insurance proceeds to be used for the aforementioned purposes. To the extent that the Borrower does not provide such certification, all of such insurance proceeds shall be applied to the prepayment of the Liabilities as set forth
below.   In addition, if any of the insurance proceeds previously released are not in fact applied in the manner specified in such certification, the Borrower shall pay to the Agent, on which the date which is three hundred sixty-one (361) days after the receipt of such insurance proceeds by the Borrower or any of its Subsidiaries, an amount equal to the insurance proceeds released by the Agent to the Borrower pursuant to this subsection 6.8 (less amounts actually spent for
                              --------------
the purposes specified in such certification) and such amount shall be applied to the prepayment of the Liabilities. All such proceeds at any time on deposit with the Agent shall be fully drawn down under this subsection 6.8 before the
                                                    --------------
Agent is required to make any new Guidance Loan. In addition, such proceeds may also be used, in the Agent's sole discretion, to meet the Borrower's obligation to reimburse the Banks as a result of any draw under any Letter of Credit. The Agent shall apply any such proceeds not so used first to amounts due under the Guidance Loans, and if any proceeds should remain thereafter, to the reduction of the Liabilities in such manner as the Agent shall determine. If a Default or an Event of Default exists, the Agent shall (a) hold the proceeds of such payment as Collateral for the Loans until such Default or Event of Default shall no longer exist and then, subject to the foregoing provisions of this subsection
                                                                      ----------
6.8, pay over the same to the Borrower for the repair, restoration, or
- ---
replacement of the Collateral subject to such claim. The Borrower hereby directs all insurers under such policies of insurance to pay all proceeds of insurance policies directly to the Agent as and to the extent set forth above. The Borrower irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as the Borrower's true and lawful attorney-in-fact for the purpose, after and during the continuance of an Event of Default, of making, settling and adjusting claims under all such policies of insurance, endorsing the name of the Borrower or any of its Subsidiaries on any check, draft, instrument or other item of payment received by the Borrower, or the Agent pursuant to any such policies of insurance and making all determinations and decisions with respect to such policies of insurance. If the Borrower or any of its Subsidiaries, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable, and the amount so expended, together with interest thereon at the rate applicable to the Guidance Loans, shall be part of the Liabilities, payable on demand or otherwise repaid as provided
herein and secured by the Collateral.   Notwithstanding anything in the
subsection 6.8 to the contrary, in the event insurance proceeds result from a
- --------------
casualty to property used in connection with a Facility Agreement, and such Facility Agreement is no longer in force as of the date of payment of insurance proceeds by the insurer or before such proceeds are used to repair, replace or restore such property, then the full amount of such proceeds (up to the outstanding amount of any Guidance Loan related to such Facility Agreement), shall be paid to the Agent to retire such Guidance Loan, before the application of the other provisions of this subsection 6.8.
                                --------------

     6.9  Pension Plans.  The Borrower shall, and shall (to the extent within
          -------------
the control of the Borrower) cause each ERISA Affiliate to, (a) make contributions to all of the Plans (including any Multiemployer Plans) in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (b) comply with all material requirements of ERISA and the Tax Code which relate to such Plans and Multiemployer Plans, the failure to comply with which would if applicable to the Borrower or any ERISA Affiliate, have a Material Adverse Effect on the Borrower; (c) notify the Agent immediately upon receipt by the Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plans or Multiemployer Plans; and (d) immediately notify the Agent of the occurrence of an ERISA Termination Event. Neither the Borrower nor any of its Subsidiaries shall fail to make any payments to any Multiemployer Plan that the Borrower or any ERISA Affiliate of the Borrower or any of its Subsidiaries under ERISA may be required to make under any agreement relating to any Multiemployer Plan or any Law pertaining thereto except any payments being contested in good faith with respect to which the Borrower has established adequate reserves.

     6.10 Notice of Suit.  The Borrower shall, as soon as possible, and in any
          --------------
event within five (5) Business Days after the Borrower learns of the following, give written notice to the Agent of any proceeding(s) being instituted or threatened to be instituted by or against the Borrower or, any of its Subsidiaries in any federal, state, local or foreign court or before any arbitration or mediation panel, commission or other regulatory body (federal, state, local or foreign); provided, that the Borrower shall not be required to notify the Agent of any such proceeding instituted or threatened to be instituted unless such proceeding could, individually, or when aggregated with other outstanding proceedings, if adversely determined, have a Material Adverse Effect on the Borrower and its Subsidiaries.

     6.11 Supervening Changes in Law.   If, at any time or times hereafter,
          --------------------------
there shall become effective any amendment to, deletion from or revision, modification or other change in any Law, or the application or enforcement thereof, materially and negatively affecting the Banks' extension of credit described in this Agreement or the selling of interests or participations therein or increasing the Banks' costs associated with the transactions contemplated by this Agreement and the other Loan Documents, (a) if and to the extent clause (b) of this subsection 6.11 is not applicable, then the Borrower
                          ----------------
shall indemnify and hold the Agent and the Banks harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by the Agent or the Banks by reason of such amendment, deletion, revision, modification, or other change, and (b), to the extent such amendment to, deletion from or revision, modification or other change in Law, or the application or enforcement thereof, requires that the Banks no longer carry or hold the Loans, Letters of Credit, or any portion thereof, then the Borrower shall immediately pay to the Banks the then outstanding balance of the Liabilities, and hold the Agent and the Banks harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by the Borrower by reason of the Banks' failure or inability to comply with the terms of this Agreement or any of the other Loan Documents. The Borrower's obligations under this subsection 6.11 shall survive repayment of the Liabilities and termination
     ---------------
of this Agreement and the other Loan Documents.

     6.12 Environmental Notices.  The Borrower and the Subsidiaries shall
          ---------------------
promptly notify and furnish the Agent with a copy of any and all Environmental Notices which would result in a Material Adverse Effect and any Environmental Notice from any governmental agency or authority which are received by the Borrower or any Subsidiary. The Borrower shall take prompt and appropriate action in response to any and all such Environmental Notices and shall promptly furnish the Agent with a description of the Borrower's response thereto.

     6.13 Use of the Proceeds.  Proceeds of the Loans shall be used solely for
          -------------------
the business purposes of the Borrower, consistent with the terms and provisions of this Agreement and the other Loan Documents.

     6.14 Depository Accounts.  Except to the extent otherwise permitted by the
          -------------------
Agent in writing, the Borrower shall maintain its primary depository and operating accounts with UST.

     6.15 Collateral Assignments of Licenses and Management Agreements.  The
          ------------------------------------------------------------
Borrower shall notify the Agent promptly upon the execution of any Facility Agreement and shall provide such information in respect thereof as the Agent shall reasonably request.

     6.16 Application of Net Contract Proceeds.  If, in any calendar year, after
          ------------------------------------
giving effect to the provision contained in the last sentence of this subsection
                                                                      ----------
6.16, the Borrower or any Subsidiary receives Net Contract Proceeds and such Net
- ----
Contract Proceeds are in the amount of One Million and 00/100 Dollars ($1,000,000.00) or more, the Borrower or such Subsidiary shall apply the amount of Net Contract Proceeds toward the acquisition or payment of Project Costs required by a New Project or Contract Extension (as such terms are defined in subsection 4.5 above). Pending such application, the Borrower or such
- --------------
Subsidiary shall immediately deposit the full amount of such Net Contract Proceeds with the Agent, which deposit shall be invested by the Agent in Cash Equivalent Investments and shall be held by the Agent as additional Collateral for the Liabilities. The Borrower shall have the right to draw down all or part of such Net Contract Proceeds for the same purposes and subject to the same terms and conditions as are applicable to Guidance Loans under subsection 2.2.
                                                               --------------
All Net Contract Proceeds at any time on deposit with the Agent shall be fully drawn down under this subsection 6.16 before the Borrower shall make any request for any Guidance
- ---------------
Loan. In addition, such proceeds may also be used, in the Agent's sole discretion, to meet the Borrower's obligations to reimburse the Banks as a result of any draw under any Letter of Credit. If any such Net Contract Proceeds are not drawn down prior to the earlier of the first anniversary of the date on which they were deposited with the Agent or the Termination Date, the Agent shall apply such Net Contract Proceeds first to prepayment of the Guidance Loans and, second, to the prepayment of Working Capital Loans. If any proceeds should remain after application of the two previous sentences, such proceeds shall be used to reduce the Liabilities in such manner as the Agent determines in its sole discretion. The Borrower or any Subsidiary shall be entitled to retain and utilize in its discretion Net Contract Proceeds less than One Million and 00/100 Dollars ($1,000,000.00) in any calendar year which may be received at any time by such Person.

     6.17 Covenants in Subordinated Debt Documents.  The Borrower and each of
          ----------------------------------------
its Subsidiaries hereby covenant to perform, comply with and be bound by for the benefit of the Banks at all times all of its agreements, covenants, and obligations in the Subordinated Debt Documents.

     7.   NEGATIVE COVENANTS.
          ------------------

     Each of the Borrower and its Subsidiaries hereby covenants and agrees that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect:

     7.1  Encumbrances.  The Borrower will not create, incur, assume or suffer
          ------------
to exist or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, including without limitation the Collateral, other than: (a) Liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Borrower or the applicable Subsidiary shall, if appropriate under GAAP, have set aside on its books and records adequate reserves; provided that such contest
                                                  -------------
does not have a Material Adverse Effect on the ability of the Borrower to pay any of the Liabilities or the priority or value of the Agent's Lien on the Collateral; (b) deposits under worker's compensation, unemployment insurance, social security and other similar Laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business, and Liens securing judgments that have not resulted in an Event of Default under clause (d) of subsection 8.1 hereof; (c) statutory Liens of
                            --------------
landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business for sums not yet delinquent; (d) Liens in favor of the Agent and the Banks; (e) purchase money security interests arising in connection with Equipment or real estate purchases or lease financings made as permitted by this Agreement, not to exceed an aggregate of One Million and 00/100 Dollars ($1,000,000.00); (f) Liens described on Schedule 7.1; (g) judgment Liens in existence less than thirty (30) days
   ------------
after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance; and (h) Liens other than those permitted in subsections 7.1(a)-(g)
                                                       ----------------------
securing obligations in an aggregate outstanding amount of no more than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

     7.2  Indebtedness.  The Borrower shall not, and shall not permit any
          ------------
Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except: (a) the Liabilities;
(b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrower or the applicable Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings, and then only to the extent that the Borrower or the applicable Subsidiary has set aside on its books adequate reserves therefor, in accordance with GAAP; (c) purchase money Indebtedness incurred to finance the purchase or lease of Equipment, subject to an aggregate limit on such Indebtedness outstanding of One Million and 00/100 Dollars ($1,000,000.00); (d) Indebtedness of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or any other Subsidiary; (e) unsecured guaranties of the Borrower of the Indebtedness for borrowed money incurred by either Special Texas Corporation for the purpose of obtaining or maintaining any concessions or food services management agreement or other recreational food and beverage services contract to be performed entirely within the State of Texas, provided the Borrower continues to act as manager under the Texas Management Agreement and the total amount of such guaranties shall not exceed Two Hundred Thousand and 00/100 Dollars ($200,000.00) in the aggregate; (f) Indebtedness of the Borrower or a Subsidiary in respect of performance, bid or similar bonds related to Facility Agreements, in a principal amount not to exceed Ten Million and 00/100 Dollars ($10,000,000.00) in the aggregate at any time; (g) other Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any time not to exceed One Million and 00/100 Dollars ($1,000,000.00); and (h) Indebtedness existing on the Closing Date and reflected on Schedule 7.2.
                                                           ------------

     7.3  Mergers and Consolidations.  Except as allowed under subsection 7.4,
          --------------------------                           --------------
each of the Borrower and its Subsidiaries shall not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or tangible or intangible assets, whether now owned or hereafter acquired, except that any Subsidiary may merge or consolidate with, or convey, sell, lease, transfer or dispose of assets to, the Borrower or another Subsidiary and thereafter dissolve (provided that in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving corporation); and except that any Subsidiary of the Borrower may merge or consolidate with any other Person with which the Borrower is permitted to merge or consolidate (provided that the Subsidiary is the surviving corporation).

     7.4  Acquisitions.  Neither the Borrower nor any of its Subsidiaries shall
          ------------
acquire any stock of any corporation or ownership interest in any other entity, or acquire all or substantially all of the assets of, or such of the assets as would permit the transferee to continue any one or more integral business operations of, any Person. Notwithstanding the preceding sentence to the contrary, (i) the Borrower or a Subsidiary may acquire stock of a corporation which, as a result of such acquisition, becomes a Subsidiary (or if any applicable, an Offshore Subsidiary) provided (a) that such Subsidiary (or if any applicable, such Offshore Subsidiary) becomes a Guarantor of all of the Liabilities; (b) such corporation is sufficiently capitalized and (c) if the total valuation of such corporation (based on stock price and face amount of issued and assumed debt) is Four Million and 00/100 Dollars ($4,000,000.00) or more, the approval of the Designated Banks is obtained, and (2) the Borrower or a Subsidiary may acquire assets of any Person, as referred to above, provided that if the total value of the assets so acquired (based on purchase price and face amount of issued and assumed debt) is Four Million and 00/100 Dollars ($4,000,000.00) or more, the approval of the Designated Banks is obtained.

     The parties hereto acknowledge and agree that (a) Fine Host International is a party to an agreement with F&B International Company Limited, pursuant to which, among other things, Fine Host International may acquire an interest in Fine Host Asia, a joint venture that may be organized in accordance with the laws of Thailand (Queen Sirikit National Convention Center)(said joint venture is hereinafter referred to as "Fine Host Asia"), and (b) Fine Host Asia shall not, at any time, become a Subsidiary unless and until the Borrower has caused Fine Host Asia to comply with all of the applicable provisions contained herein, including without limitations, the provisions of subsection 3.1 above.
                                                 --------------

     7.5  Disposal of Property.  Neither the Borrower nor any of its
          --------------------
Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its properties, assets and rights to any Person (other than the Borrower or a Subsidiary) except: (a) sales of Inventory in the ordinary course of business;
(b) sales of property being replaced in the ordinary course of business by other property with a fair market value equal to or greater than the property being so replaced; (c) sales or disposal of obsolete or unused Equipment having a value of less than Twenty-Five Thousand and 00/100 Dollars ($25,000.00) per fiscal year of the Borrower; (d) subject to subsection 6.16, sales or transfers
                                     ---------------
pursuant to the termination of a Facility Agreement which will not result in any extraordinary gains or losses pursuant to GAAP (including the prepayment of any Note Receivable or receipt of any Net Contract Proceeds, subject to the terms of the Assignment of Notes Receivable and Net Contract Proceeds executed and delivered to the Agent); or (e) sales or disposal of Equipment having a net book value as of such sale or disposition aggregating not more than Five Hundred Thousand and 00/100 ($500,000.00) since the Closing Date. If any of the Equipment is sold, transferred or otherwise disposed of as herein provided, and such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment, the Borrower shall use the proceeds of such sale, transfer or disposition solely to finance the purchase by the Borrower of such replacement Equipment and shall deliver to the Agent written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the

Borrower or any of its Subsidiaries shall be free and clear of all Liens, except for those of the Agent and except for purchase money security interests arising out of such purchases to the extent permitted under subsection 7.1.
                                                    --------------

     7.6  Investments or Loans.  The Borrower will not, and will not permit any
          --------------------
of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a)  Investments existing on the Closing Date and identified in
     Schedule 7.6 ("Ongoing Investments");
     ------------

          (b)  Cash Equivalent Investments;

          (c) Without duplication, Investments permitted as Indebtedness pursuant to subsection 7.2;
                 --------------

          (d) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances; and

          (e) other Investments made or committed to be made in any fiscal year of the Borrower pursuant to or necessary (in the reasonable opinion of the Borrower) in connection with any Facility Agreement which do not aggregate in excess of the amount of Nineteen Million and 00/100 Dollars ($19,000,000.00) for the fiscal year ending December 25, 1996 and for each fiscal year thereafter;

provided, however, that
- --------  -------

     (i) to the extent Investments are made or committed to be made in any fiscal year of the Borrower in an aggregate amount less than the maximum amount permitted for such fiscal year as provided above in this clause (e), the Investments which the Borrower or its Subsidiaries may make or commit to make in the next following fiscal year of the Borrower shall be increased by Fifty Percent (50%) of the amount of the permitted Investments not so made or committed to be made in such immediately preceding fiscal year (it being agreed that such Investments may not be carried forward to any further succeeding fiscal years of the Borrower).

     (ii) no portion of any Investments so carried forward in any fiscal year of the Borrower shall be used until the entire amount of Investments permitted to be made or committed to be made in such fiscal year as provided above in this clause (e) shall have been used;

     (iii)     any Capital Expenditures made pursuant to subsection 7.8 shall
                                                         --------------
reduce, dollar-for-dollar, any Investments permitted to be made pursuant to this clause (e) (it being agreed that such reduction shall be applied first against the Investments permitted to be made or committed to be made as provided above in this clause (e) before reducing any carry-forward amount); and

     (iv) the amount of Investments permitted to be made as provided above in this clause (e) shall not be reduced by the amount of any Net Contract Proceeds which the Borrower has notified the Agent in writing prior to the application thereof, are being applied pursuant to this clause (e); and
                                            ----------

provided further, however, that no Investment otherwise permitted by clause (d)
- -------- -------  -------                                            ----------
or (e) shall be permitted to be made if, immediately before or after giving
   ---
effect thereto, any Default shall have occurred and be continuing.

     7.7  Guaranties.  Neither the Borrower nor any of its Subsidiaries shall
          ----------
guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person (including without limitation any officer, director, employee or stockholder of the Borrower or such Subsidiary, but excluding the Borrower and its Subsidiaries), whether by agreement to purchase the Indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any Indebtedness or obligation of such other Person or otherwise, except (a) endorsements of negotiable instruments for collection in the ordinary course of business, (b) performance bonds given in connection with the entry by the Borrower or a Subsidiary into a Facility Agreement, bonds necessary to submit bids for a Facility Agreement, or similar bonds or agreements, and (c) guaranties or bonds by the Borrower or any of its Subsidiaries required by any Person other than the Borrower or any Affiliate in connection with obtaining or maintaining a License necessary for a Facility Agreement. All bonds and agreements encompassed under clauses (b) and
(c) of the preceding sentence as of the date hereof are listed on Schedule 7.7.
                                                                  ------------
Nothing in this subsection 7.7 is intended to limit the exceptions to
                --------------
Indebtedness, Investments, or Loans which are permitted under subsections 7.2
                                                              ---------------
and 7.6.
    ---

     7.8  Capital Expenditure Limitations.  The Borrower will not, and will not
          -------------------------------
permit any of its Subsidiaries to, make, or commit to make, Capital Expenditures in any fiscal year of the Borrower, except in connection with Guidance Loans and except for Capital Expenditures which do not aggregate in excess of the amount of Nineteen Million and 00/100 Dollars ($19,000,000.00) for the fiscal year ending December 25, 1996 and for each fiscal year thereafter;

 provided, however, that
 --------  -------

          (i) to the extent Capital Expenditures are made or committed to be made in any fiscal year of the Borrower in an aggregate amount less than the maximum amount permitted for such fiscal year as provided above, the Capital Expenditures which the Borrower or its Subsidiaries may make or commit to make in the next following fiscal year of the Borrower shall be increased by Fifty Percent (50%) of the amount of the permitted Capital Expenditures not so made or committed to be made in such immediately preceding fiscal year (it being agreed that such Capital Expenditures may not be carried forward to any further succeeding fiscal years of the Borrower);

          (ii) no portion of any Capital Expenditures so carried forward in any fiscal year of the Borrower shall be used until the entire amount of Capital Expenditures permitted to be made or committed to be made in such fiscal year as provided above shall have been used; and

          (iii)     any Investments made pursuant to clause (e) of subsection
                                                     ----------    ----------
     7.6 shall reduce, dollar-for-dollar, any Capital Expenditures permitted to
     ---
     be made pursuant to this subsection 7.8 (it being agreed that such
                              --------------
     reduction shall be applied first against the Capital Expenditures permitted to be made or committed to be made as provided above before reducing any carry-forward amount); and

          (iv) the amount of Capital Expenditures permitted to be made as provided above shall not be reduced by the amount of any Net Contract Proceeds which the Borrower has notified the Agent in writing, prior to the application thereof, are being applied pursuant to this subsection 7.8.
                                                             --------------

     7.9  Distributions.  Neither the Borrower nor any of its Subsidiaries shall
          -------------
pay any dividends (other than stock dividends, provided that stock dividends paid with respect to Stock which is subject to Pledge Agreements to the Agent shall be subject to the terms of such Pledge Agreement) or distributions, either in cash or in kind, on any class of its capital stock, nor make any distribution on account of its stock, nor redeem, purchase or otherwise acquire, directly or indirectly, any of its stock; provided, however, any Subsidiary shall be
                              --------  -------
permitted to make distributions or pay dividends to the Borrower or to its immediate parent.

     7.10 Compensation.  None of the Borrower or any of its Subsidiaries shall
          ------------
pay compensation, directly or indirectly, whether in cash or in property (including fringe benefits, and whether in respect of stock ownership, consulting or other services or for any other reason whatsoever), to any Affiliate of the Borrower except as set forth in Schedule 7.10 or as disclosed
                                                 -------------
in the Registration Statement and except that the provisions of this subsection
                                                                     ----------
7.10 shall not apply to reasonable payments or employee benefits made to
- ----
employees or officers of the Borrower or any Subsidiary, as determined in good faith by the Board of Directors of the Borrower or, in the case of directors, to reasonable and customary directors' fees, in each case in the ordinary course of business.

     7.11 Transactions with Affiliates.  Other than as set forth on Schedule
          ----------------------------                              --------
7.11, and except as permitted by subsection 7.10 or as disclosed in the
- ----                             ---------------
Registration Statement neither the Borrower nor any of its Subsidiaries shall loan, contribute or otherwise transfer any cash or property to any Affiliate of the Borrower or any of its Subsidiaries or enter into any transaction, including without limitation the purchase, sale or exchange of property or the rendering of any service to any Affiliate of the Borrower, or any Affiliate of such Subsidiary, except that transactions with Affiliates of the Borrower which are at arm's length, are for fair value and are in the ordinary course of the Borrower's and such Affiliate's business shall be permitted.

     7.12 Prepayment of Other Liabilities.  The Borrower shall not directly or
          -------------------------------
indirectly prepay, purchase, redeem, retire, defease or otherwise acquire, or make any optional payment on account of any principal of or any interest on or premium payable in connection with the optional repayment, redemption or retirement of, any of its Indebtedness (including but not limited to Subordinated Debt) except for (i) the Liabilities; (ii) any obligations related to a Facility Agreement which results in the prepayment in full of the corresponding and related Guidance Loan; and (iii) mandatory prepayments and other scheduled payments required under any Indebtedness that is permitted under this Agreement.

     7.13 Modification of Indebtedness.  The Borrower will not permit the
          ----------------------------
modification or waiver of or any change in any provisions of any agreement relating to Indebtedness for borrowed money of the Borrower, including, without the consent of the Banks, the negotiation or renegotiation of any provisions of any agreement with the holders of the Subordinated Debt, if in any such case, such modification or waiver or change (taken as a whole) would be adverse to the Borrower's interests or the rights and interests of the Agent and the Banks.

     7.14 Amendment of Certificate or Articles of Incorporation or By-Laws.
          ----------------------------------------------------------------
Neither the Borrower nor any of its Subsidiaries shall amend its Certificate or Articles of Incorporation or organization, or By-Laws, change its fiscal year-end, or adopt or alter any preferred stock terms or preferences if such amendment, adoption, or alteration would (i) adversely affect the ability of the Borrower and its Subsidiaries, taken as a whole, to repay the Liabilities; (ii) result in a Material Adverse Change to the value of the Collateral or the Banks' ability to enforce its rights and remedies under this Agreement or any other Loan Document; or (iii) result in a Material Adverse Change to the Borrower.

     7.15 ERISA Termination Event.  The Borrower shall not permit any ERISA
          -----------------------
Termination Event to occur, or suffer any ERISA Termination Event to exist, if, in either case, such ERISA Termination Event could have a Material Adverse Effect on the Borrower.

     7.16 Subordinated Debt Documents.  Neither the Borrower nor any of its
          ---------------------------
Subsidiaries shall violate or permit violation of any covenant in the Subordinated Debt Documents.

     7.17 CFM Notes.  Neither the Borrower nor any of its Subsidiaries will
          ---------
consent under Section 9 of the CFM Notes to the sale, assignment, pledge, hypothecation, encumbrance or other transfer or disposition of all or any portion of the CFM Notes by the holders thereof.

     8.   DEFAULT, RIGHTS AND REMEDIES OF THE AGENT.
          -----------------------------------------

     8.1 "Event of Default" shall mean the occurrence or existence of any one or more of the following events:

          (a) the Borrower fails to pay any of the Liabilities when such Liabilities are due or are declared due, whether at stated maturity, by acceleration or otherwise, within five (5) days of the date due;

          (b) the Borrower, any of its Subsidiaries or any Guarantor fails or neglects to perform, keep or observe any of the covenants, conditions, promises or agreements contained in this Agreement or in any of the other Loan Documents within ten (10) days after the date of notice by the Agent of the failure to perform, keep, or observe such covenant, condition, promise, or agreement (provided that there shall be no such ten (10) day grace period for failure to comply with any covenant in Section 7 hereof),
                                                             ---------
     or any of the Loan Documents are unenforceable in whole or in part in accordance with their terms;

          (c) any warranty or representation now or hereafter made by the Borrower, any of its Subsidiaries, or any Guarantor pursuant to this Agreement or any of the other Loan Documents is untrue, incorrect or incomplete in any material respect, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by the Borrower, any of its Subsidiaries, or any Guarantor to any Bank pursuant to or in connection with the Loans is untrue, incorrect or incomplete in any material respect, on the date as of which the facts set forth therein are stated or certified or restated or recertified;

          (d) judgments or orders requiring aggregate payments in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be rendered against the Borrower or any of its Subsidiaries, and such judgments or orders shall remain unsatisfied or undischarged and in effect for thirty
     (30) consecutive days without a stay of enforcement or execution, provided that this clause (d) shall not apply to the extent that any judgment for which the Borrower or such Subsidiary, as applicable, is insured and to the extent to which the insurer has admitted, in writing, liability for the amount thereof;

          (e) a notice of Lien, levy or assessment is filed or recorded with respect to all or a material part of the Collateral by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one or more of them become a Lien, upon all or a material part of the Collateral, provided that this clause (e) shall not apply to any Liens, levies, or assessments which are being contested in good faith (provided the Borrower has complied with the provisions of clauses (a) and (b) of subsection 6.5);
                                          --------------

          (f) all or any material part of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any judgment creditor, receiver, trustee, custodian or assignee for the benefit of creditors;

          (g) a proceeding under any Insolvency Law is filed against the Borrower or any of its Subsidiaries and such proceeding is not dismissed within sixty (60) days of the date of its filing, or a proceeding under any Law is filed by the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries files an answer admitting the material allegations of a petition filed against it, or the Borrower or any of its Subsidiaries makes an assignment for the benefit of creditors, or the Borrower or any of its Subsidiaries takes any corporate or other action to authorize any of the foregoing;

          (h) the Borrower or any of its Subsidiaries voluntarily or involuntarily dissolves or is dissolved except as permitted by subsection
                                                                    ----------
     7.3, or terminates or is terminated;
     ---

          (i) the Borrower or any of its Subsidiaries becomes Insolvent, or admits in writing its inability, or fails generally, to pay its debts as they become due;

          (j) the Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented from conducting all or any material part of its business affairs;

          (k) a material default by the Borrower or any of its Subsidiaries, shall occur (and any applicable cure period shall have expired) under any Facility Agreement or related agreement, document or instrument, whether heretofore, now or hereafter existing between the Borrower, such Subsidiary or any other Person unless, within five (5) Business Days of such default, the Borrower provides to the Agent a certificate (together with any other documents reasonably required by the Agent) from the chief financial officer or president of the Borrower that the Borrower and its Subsidiaries, taken as a whole, notwithstanding termination of such Facility Agreement or related agreement, document, or instrument, shall continue to meet, and shall in the foreseeable future continue to meet, the financial covenants in subsection 6.1;
                            --------------

          (l) the Borrower or any of its Subsidiaries shall default in making any payment when due, whether at stated maturity, by acceleration or otherwise, on any obligation for borrowed money in an aggregate amount in excess of Five Hundred Fifty Thousand and 00/100 Dollars ($550,000.00) or the holder of any such obligation shall become entitled to cause such obligation to become due prior to its stated date of maturity;

          (m)  there shall be a Change in Control of the Borrower;

          (n) there shall occur a Material Adverse Change affecting the Borrower, which could reasonably be expected to have a Material and Adverse Effect on the value of the Collateral or the ability of the Borrower to repay the Liabilities;

          (o) there shall occur any loss, theft, substantial damage or destruction of any item or items of Collateral ("Loss") if (x) the amount of such Loss with respect to which an insurer has not admitted, in writing, liability within a reasonable time (as reasonably determined by the Agent) after the occurrence of such Loss, exceeds One Million and 00/100 Dollars ($1,000,000.00) in the aggregate, (y) any such Loss results in a material interruption of the business of the Borrower and its Subsidiaries, or (z) the aggregate of deductibles for Losses exceeds One Million and 00/100 Dollars ($1,000,000.00);

          (p) the Borrower or any of its Subsidiaries shall be convicted of any crime for which forfeiture of a material amount of its property, or payment of a material penalty, will be required, or for which a license may be revoked, terminated, or suspended, and such revocation, termination, or suspension would result in a Material Adverse Effect on the Borrower;

          (q) any Guaranty shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void;

          (r) any Security Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to a material portion of the Collateral covered by such Security Agreement; or (B) to be in full force and effect or shall be declared null and void; or

          (s) any Pledge Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Pledge Agreement; or (B) to be in full force and effect or shall be declared null and void.

     8.2  Termination of Obligation to Make Loans and Acceleration.  Upon the
          --------------------------------------------------------
occurrence of an Event of Default referred to in subsection 8.1(g), all of the
                                                 -----------------
Liabilities shall automatically, without notice of any kind, be immediately due and payable and the Agent shall have no further obligation to make Loans hereunder. Upon the occurrence of any other Event of Default, the Banks shall have no further obligation to make Loans hereunder and any or all of the Liabilities may, at the option of the Agent, acting in accordance with the provisions of subsection 9.2(h), and without presentment, demand, protest or
              -----------------
notice of any kind, be declared, and thereupon shall become, immediately due and payable, provided that the Agent shall give notice of such acceleration to the Borrower.

     8.3  Rights and Remedies Generally.  Upon the occurrence of an Event of
          -----------------------------
Default, the Agent shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Code or other applicable Laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent shall further have as a matter of right and without notice to the Borrower or any of its Subsidiaries, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of any Collateral as security for the Liabilities or the interest of the Borrower or any of its Subsidiaries therein, the right to apply to any court of competent jurisdiction to appoint a receiver or receivers of the Borrower or any of its Subsidiaries of all or any portion of the property of the Borrower or any of its Subsidiaries comprising the Collateral and to have such receiver or receivers appointed, and each of the Borrower and its Subsidiaries hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Agent provided in this Agreement and the other Loan Documents including, without limitation and to the extent permitted by law, and by such documents, the right to operate under existing licenses, franchises and permits granted or issued to the Borrower or any of its Subsidiaries and the right to enter into licenses, sublicenses, leases and subleases of all or any part of the Collateral to the extent the Borrower or any of its Subsidiaries possessed such rights, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Collateral unless such receivership is sooner terminated.

     8.4  Entry Upon Premises and Access to Information.  Upon the occurrence
          ---------------------------------------------
and during the continuance of an Event of Default, the Agent shall have the right, to the extent permitted by Law, to enter upon the premises of each of the Borrower and its Subsidiaries where the Collateral is located (or is believed to be located) without any obligation to pay rent to the Borrower or any of its Subsidiaries, or, except to the extent that the rights of third parties would be violated, until an appropriate order from a competent court is issued, any other place or places where the Collateral is believed to be located and kept, and remove the Collateral therefrom to the premises of the Agent, for such time as the Agent may desire, in order effectively to collect or liquidate the Collateral, or the Agent may require the Borrower or any of its Subsidiaries to assemble the Collateral and make it available to the Agent at a place or places to be designated by the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right to obtain access to the data processing equipment, computer hardware and software of the Borrower or any of its Subsidiaries relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Agent deems appropriate for the purposes of protecting the rights of the Agent hereunder and its rights to the Collateral; and the Agent shall have the right to notify post office authorities to change the address for delivery of the mail of the Borrower and each Subsidiary to an address designated by the Agent and to receive, open and process all mail addressed to the Borrower and each such Subsidiary.

     8.5  Sale or Other Disposition of Collateral by the Agent.  The net
          ----------------------------------------------------
proceeds realized by the Agent upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' and paralegals' fees and legal expenses incurred by the Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Liabilities. The Agent shall account to each of the Borrower and its Subsidiaries for any surplus realized upon such sale or other disposition, and each of the Borrower and its Subsidiaries shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency, shall not affect the Agent's security interest in the Collateral until the Liabilities are fully paid. Each of the Borrower and its Subsidiaries agrees that the Agent has no obligation to preserve rights to the Collateral against any other parties.

     8.6  Waiver of Demand.  Demand, presentment, protest and notice of
          ----------------
nonpayment are hereby waived by each of the Borrower and its Subsidiaries. To the extent permitted by Law the Borrower and its Subsidiaries also waive the benefit of all valuation, appraisal and exemption laws.

     8.7  Waiver of Notice.  UPON THE OCCURRENCE AND CONTINUANCE OF A DEFAULT,
          ----------------
EACH OF THE BORROWER AND ITS SUBSIDIARIES HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT OR THE BANKS OF ITS OR THEIR RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING, TO THE EXTENT PERMITTED IN THE JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED.

     8.8  Advice of Counsel.  Each of the Borrower and its Subsidiaries hereby
          -----------------
acknowledges that each of them has received advice from its counsel with respect to this transaction and this Agreement, including without limitation any waivers contained herein.

     9.   THE AGENT
          ---------

     9.1  Appointment of the Agent.
          ------------------------

     (a) Each Bank hereby irrevocably appoints and authorizes UST as the Agent of such Bank under the Loan Documents and each such Bank hereby irrevocably authorizes UST, as the Agent for such Bank, subject to the terms and provisions hereof, to take such action on its behalf, and to the extent of its interest therein, under the provisions of the Loan Documents and to exercise such powers and perform such duties as are exercisable and performable by the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Such powers shall include, without limitation, to advance, administer, collect, enforce foreclosure on security for, and otherwise service the Loans and the Letters of Credit, including, without limitation, subject to the provisions of the Loan Documents, the protection, perfection and enforcement of the Agent's rights as secured creditor under this Agreement and the other Loan Documents, and, subject to the express terms and conditions hereof and under the Loan Documents, to take such action and exercise such powers and discretion on the Banks' behalf under this Agreement and the other Loan

Documents as shall be reasonably necessary or advisable for such purposes. As to any matter not provided for herein, the Agent shall be fully protected in exercising any discretion or taking any action upon the written instructions of the Banks. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any of the other Loan Documents, the Agent shall act solely as agent of the Banks and the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any of the Banks; no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise shall exist against the Agent and the Agent shall not be required to take any action in its capacity as agent of the Banks hereunder that exposes it to personal liability or that is contrary to applicable law.

     (b) The Agent hereby accepts such appointment and agrees to act as the agent of the Banks in accordance with this Agreement. In the performance of its function under this Agreement, the Agent shall act solely as agent of the Banks, and the Agent shall not assume, nor shall it be deemed to have assumed, any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.


     9.2  Administration of the Loans/Letters of Credit.
          ---------------------------------------------

     (a) The Agent shall hold the original Loan Documents, with the exception of the Notes delivered to Sumitomo, SSB, BBC, Mellon and BNY in accordance with this Agreement (of which the Agent will hold only a copy), and administer the Loan Documents in the name of the Banks for the pro rata benefit of the Banks,
                                                --- ----
subject to the terms of this Section 9.
                             ---------

     (b) Each Loan under the Working Capital Line and the Guidance Line of Credit shall be made by the Agent on the Banks' behalf in accordance with the terms hereof and in accordance with this Agreement, and all requests for Loans or Letters of Credit and other documents to be provided by the Borrower or any of its Subsidiaries in connection with requests for Loans or Letters of Credit shall be received by the Agent on the Banks' behalf before 11:00 a.m. (New York City time) on the date each Loan is required to be made to the Borrower, except as otherwise provided in the applicable LIBOR provisions, if any, contained in the Notes. Upon receipt of a request for a Loan under the Working Capital Line or the Guidance Line of Credit, the Agent shall notify the Banks by 1:00 p.m. on such date of such request and of each Bank's pro rata share of the requested
                                             --- ----
Loan. Not later than 2:30 p.m. (New York City time) on the date each Loan is required to be made to the Borrower, each Bank shall make available its pro rata
                                                                        --- ----
share of such Loan, in Federal or other funds immediately available in Boston, to the Agent at its address stated in subsection 10.13. Unless the Agent
                                      ----------------
determines that any applicable condition precedent specified in this Agreement for such Loan has not been satisfied, and additionally in the case of each Guidance Loan, subject to the approval of the Designated Banks, to the extent that approval of the Designated Banks is required by subsection 4.5 of this
                                                     --------------
Agreement, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

     (c) Unless the Agent shall have received notice from any Bank prior to the date of any Loan that any Bank will not make available to the Agent its share of such Loan, the Agent may assume that each Bank will make its pro rata share
                                                             --- ----
available to the Agent on the date of such Loan in accordance with subsection
                                                                   ----------
9.2(b) above and the Agent may, in reliance upon such assumption, make available
- ------
to the Borrower on such date a corresponding amount on behalf of the Banks. If and to the extent that any Bank shall not have so made such share available to the Agent, and the Agent, relying on such assumption, shall have made available to the Borrower any such Bank's pro rata share of such Loan, from funds of the
                                --- ----
Agent, each such Bank agrees to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available by the Agent to the Borrower until the date such amount is repaid to the Agent by each such Bank, at the overnight Federal funds rate. If any such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's pro rata share of any such Loan
                                              --- ----
for purposes of this Agreement. Nothing herein shall be deemed to relieve each Bank from its obligation to fulfill its commitments under this Agreement or to prejudice any rights which the Borrower may have against any of the Banks as a result of any default by any of the Banks hereunder; provided however, that no Bank shall be responsible for the failure of any other Bank to make available to the Agent such Bank's pro rata share of any such Loan; and provided further,
                      --- ----
however, that a default by one Bank in providing its pro rata share of any Loan
                                                     --- ----
shall not by itself relieve any other Bank of its obligation to make its pro
                                                                         ---
rata share of such Loan.
- ----

     (d) In the event that the Agent makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Agent pursuant to subsection 2.3(b) of this Agreement, the Agent shall promptly
                  -----------------
notify the Banks of such failure, and each Bank shall promptly and unconditionally pay to the Agent the amount of its pro rata share of such
                                                   --- ----
unreimbursed payment in immediately available funds. If and to the extent any Bank shall not have so made its pro rata share of the amount of such payment
                                --- ----
available to the Agent, such Bank agrees to pay to the Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent, at the overnight Federal funds rate.

     (e) The Agent shall collect and receive all amounts paid in connection with the Loans and the Letters of Credit, whether as principal, interest, fees, late charges, reimbursement of draws under the Letters of Credit, proceeds of or recoveries under insurance policies, amounts realized as the result of enforcing the Loan Documents, income from the sale of any collateral or proceeds of any refinancing of the Loans, or otherwise, in trust for the benefit of the Banks in proportion to their respective interests therein and shall credit all such amounts to the Loan Account to the extent provided for in this Agreement and in the other Loan Documents. The Agent will render to the Banks on a monthly basis a written statement of the Loan Account. Amounts so received as payments on Notes held by Sumitomo, SSB, BBC, Mellon and BNY shall be deemed payments by the Borrower on account of such Notes, notwithstanding any contrary provision contained in such Notes regarding place or manner of payment.

     (f) After any funds received in connection with the Loans or reimbursement of draws under Letters of Credit have been credited to the Loan Account as collected funds, the Agent shall remit to each Bank its respective pro rata
                                                                   --- ----
shares of such amounts. Subject to the next two sentences, such remittances to the Banks shall be made by wire transfer of Federal funds, pursuant to instructions provided by the Banks, on the same day as the Agent shall have received such collected funds. If any Bank then owes funds to the Agent in connection with the Loans, the Letters of Credit or this Agreement, the Agent may apply such sums to the payments due to the Agent. Notwithstanding the foregoing, if any payment from the Borrower is returned after the Agent has made a pro rata distribution to the Banks, at the Agent's option, (i) each Bank shall
  --- ----
repay the Agent promptly upon notice of its pro rata distribution or (ii) the
                                            --- ----
Agent may offset each Bank's pro rata share of the amount of such returned or
                             --- ----
uncollected payment against any future payment due to the Banks.

     (g) The Agent agrees to keep the Banks reasonably informed and generally advised concerning the status of the Loans, the Letters of Credit, and the Subordinated Debt and of any material of which it has or gains knowledge with respect to the same or the Borrower's performance thereunder, including, without limitation, any facts or circumstances that would constitute a Material Adverse Effect with respect to the Borrower or the Borrower and its Subsidiaries, taken as a whole. The Agent shall give the Banks notice of any Default or Event of Default under this Agreement, the Notes or any of the other Loan Documents of which the Agent shall have knowledge. The Banks shall each cooperate with the Agent if and to the extent that the Agent determines that the Banks' direct involvement is required in any enforcement action, and shall take such action, at the Banks' pro rata expense.
              --- ----

     (h) Except as set forth below, (i) the Agent shall have full discretion in connection with the administration and collection of the Loans and amounts funded under the Letters of Credit, including the right to make all decisions regarding exercise, protection, perfection or enforcement of the rights, powers and remedies of the Agent and the Banks hereunder or under the other Loan Documents, and the right to make all other determinations or requests that the Loan Documents provide are to be made by "the Banks", (ii) the Agent may take such action, at the Banks' pro rata expense, as the Agent deems reasonably
                           --- ----
necessary or advisable to exercise, protect, perfect or enforce all rights, powers and remedies of the Agent and the Banks under this Agreement or the other Loan Documents, without the consent or approval of the Banks, and (iii) the Agent shall, for the pro rata benefit of the Banks, receive, collect, hold and
                     --- ----
dispose of, in accordance with the provisions of this Agreement and the other Loan Documents, the Collateral and any other properties or assets delivered or paid over to "the Banks" in accordance with the provisions of this Agreement and the other Loan Documents. The Agent shall not, however, without the prior written consent of those Banks holding no less than Sixty-Five Percent (65%) of the Loans (the "Designated Banks"), (A) consent to the making of any Guidance
                ----------------
Loan for which consent is required under subsection 4.5, (B) alter or amend the
                                         ---------- ---
Loan Documents or waive compliance with any provision thereof, (C) release any Collateral above the levels permitted under subsection 7.5, so long as the value
                                            --------------
of such Collateral so released does not exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) per occasion of such release and does not represent a total release of Collateral having a value of Five Hundred Thousand and 00/100 Dollars ($500,000.00) per fiscal year of the Borrower, (D) declare an acceleration of the Loans upon the occurrence of an Event of Default, (E) commence collateral enforcement or foreclosure proceedings, or (F) consent to the assignment or transfer by the Borrower or any of Borrower's or any of its Subsidiaries' rights and obligations under any Loan Document. The Agent shall not, without the prior written consent of all of the Banks, (u) release any Collateral above the levels permitted under subsection 7.5, and which also exceed the levels permitted to be released by the
- ---------------
Designated Banks under subsection 9.2(h)(C), (v) release any Guarantor which is
                       --------------------
a Subsidiary, (w) extend the amortization schedule of repayment of any Loan, or change the rates or the fees payable on the Loans, or extend the time of payment of interest accruing on the Loans or extend the time or waive any requirement for the reduction or termination of the commitment of the Banks, (x) extend the final scheduled maturity date, or reduce the principal amount, of any Loan or Note, (y) increase the commitment of the Banks with respect to the total amount of the Loans or (z) amend this subsection 9.2(h).
                               -----------------

     (i) If the Agent, acting in good faith and in a commercially reasonable manner pursuant to the terms of this Agreement or the other Loan Documents, shall foreclose or enforce the security interests of the Agent in the Collateral, upon the authority of the Designated Banks, the Agent shall be authorized to bid, itself or through its nominee, on behalf of the Banks at any foreclosure sale up to the then outstanding balance of the Loans, including principal, interest, costs and attorneys' fees, and in the event that the Agent is the successful bidder at such sale, title to the property foreclosed shall be held by the Agent for the pro rata benefit of the Banks. The Banks shall share
                          --- ----
all costs and expenses incurred in the holding and management of any such property on a pro rata basis.
              --- ----

     (j) The Agent shall deliver to the Banks copies of all financial statements and other related information and all material notices and documents received by the Agent from the Borrower or its Subsidiaries.

     (k) All books and records concerning the Loans and the Letters of Credit which are maintained by the Agent shall be available for inspection by any Bank during the Agent's normal business hours upon reasonable prior request.

     9.3  Agent's Duty of Care.
          --------------------

     The Agent agrees that, in acting as agent of the Banks hereunder, it will exercise the same degree of care in advancing, administering, collecting and enforcing the Loans, including, without limitation, the management, protection and perfection of the Collateral for the Loans, that it exercises in the ordinary course of its day-to-day business in advancing, administering, collecting and enforcing other loans for its own account. Neither the Agent nor its officers, directors, agents, attorneys or employees shall be liable to the Banks for any acts or omissions in making, administering, collecting or enforcing the Loans unless such acts or omissions constitute gross negligence or wilful misconduct. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible in any manner to any Bank for any recitals, statements, representations or warranties made by any party to the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or in the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents or for any failure of any party to this Agreement or to the other Loan Documents or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of any party to this Agreement or to the other Loan Documents. The Agent shall not be under any liability or responsibility whatsoever, to any party to this Agreement or to the other Loan Documents or any other Person as a consequence of any failure or delay in performance, or any breach, by any Bank of any of its obligations under any of the Loan Documents. Without limiting the generality of the foregoing, the Agent (i) may consult with legal counsel, including, without limitation, counsel for the Borrower, independent public accountants and other experts elected by it, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, and (ii) shall incur no liability by acting or omitting to act upon any writing or other communication believed by it to be genuine and signed or sent by the proper party.

     9.4. Reliance by Agent.
          -----------------

     The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex, telefax or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any party to the Loan Documents), independent accountants and other experts selected by the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Banks as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks.

     9.5  Notice of Default.
          -----------------

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from a Bank, the Borrower or its Subsidiaries. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as it is instructed so to do in accordance with this Section 9.
                                            ---------

     9.6  Non-Reliance on Agent and Other Banks.
          -------------------------------------

     Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of any party to the Loan Documents, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under this Agreement or under any other Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks hereunder by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower and its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.7  Indemnification.
          ---------------

     (a) To the extent the Agent is not reimbursed and indemnified by the Borrower, its Subsidiaries or the Limited Guarantors, the Banks will reimburse and indemnify the Agent, in proportion to their respective pro rata shares in
                                                           --- ----
the Loans, from and against any and all expenses, losses, claims, damages or liabilities that are incurred by the Agent, including, but not limited to, reasonable attorneys' fees and expenses, caused by, or in any way resulting from or relating to, any action taken or omitted to be taken by the Agent in any way relating to or arising out of the performance of the agency contemplated by this
Section 9; provided however, that the Banks shall not by liable to the Agent for
- ---------
payment of any portion of such expenses, losses, claims, damages or liabilities resulting solely from the gross negligence or willful misconduct of the Agent.

     (b) Without limiting the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its pro rata share of any out-of-pocket expenses,
                                   --- ----
including,
without limitation, reasonable counsel fees, incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for each Bank's pro rata share of such
                                                        --- ----
expenses by the Borrower.

     9.8  Successor Agent.  The Agent may resign the agency constituted hereby
          ---------------
only with the prior written consent of the Designated Banks and the Borrower, but may not assign its agency without the consent of the other Banks. Upon any such resignation, the Banks shall determine which of them shall become the successor agent hereunder. Any successor agent shall act as Agent for the Banks, and shall have the same rights, powers, privileges and duties with respect to the Banks as the Agent has hereunder, and the Agent shall be discharged from its duties and obligation hereunder as the Agent of the Banks with respect to all periods after the successor agent shall have accepted such
appointment by the Banks.    In the event that the Agent or its assets are taken
over by any state or federal agency having jurisdiction over the Agent or its assets, the Banks holding more than a majority of the outstanding balance of the Loans may appoint another Bank as successor to the Agent.

     9.9  Rescission of Loan Payments.  The Banks agree that this Section 9
          ---------------------------                             ---------
shall continue to be effective or be reinstated, as the case may be, if at any time payment of all or any part of the Loans or reimbursement of all or part of draws under Letter of Credit, in any case received while the parties hereto were parties to this Agreement, is rescinded or otherwise must be restored to the Borrower, any of its Subsidiaries, or their respective creditors or representatives, upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Subsidiaries, or otherwise, all as though such payments had not been made.

     9.10 Sharing of Payments.  If any Bank shall obtain any payment of any sums
          -------------------
due under the Loans or any reimbursement of draws on Letters of Credit, whether such payment is voluntary of involuntary, or received through the exercise of any right of setoff or banker's lien, by realization upon security or enforcement of any right under the Loan Documents or otherwise, in excess of its respective pro rata share thereof, the other Banks shall forthwith purchase for
           --- ----
cash, without recourse or warranty from the other such interests in the Loans as shall be necessary to cause the Banks to share the excess payment ratably with each other, but if any excess payment is afterward recovered from such purchaser, the additional interest shall be rescinded and the amount paid restored, without interest, to the extent of such recovery. If any Bank or the Agent fails to make any payment required hereunder to any Bank or the Agent, then such Bank or the Agent shall pay interest at the Federal Funds rate to the paying party.

     9.11 Representations and Warranties of the Other Banks and of the Agent.
          ------------------------------------------------------------------
Sumitomo, SSB, BBC, Mellon and BNY, each as to itself only, hereby represents and warrants to the Agent that (i) it is a sophisticated buyer with respect to the Loans, has adequate information concerning the business and financial condition of the Borrower and its

Subsidiaries to make an informed decision regarding its participation in the Loans hereunder, and has independently and without reliance upon the Agent, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement and (ii) it has received copies of all of the Loan Documents it has requested. The Agent represents and warrants to Sumitomo, SSB, BBC, Mellon and BNY that, to the best of its knowledge, it has sent to such Banks all of the Loan Documents, including material waivers and amendments thereto, in its possession.

     9.12.     Notices.  All communications between the Agent and the Banks or
               -------
notices in connection herewith shall be addressed to the Agent or to the appropriate Bank at its address set forth on page one of this Agreement. All such communications and notices shall be sent in the manner provided in subsection 10.13 of this Agreement, and shall be effective in the time frames
- ----------------
provided in subsection 10.13, except that notice by telecopy shall be permitted
            ----------------
and shall be deemed received on the same Business Day when sent.

     10.  MISCELLANEOUS.
          -------------

     10.1 Waiver.  The Agent's failure, at any time or times hereafter, to
          ------
require strict performance by each of the Borrower and its Subsidiaries of any of the provisions of this Agreement shall not waive, affect or diminish any right of the Agent thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent of a Default or an Event of Default by the Borrower or any of its Subsidiaries under this Agreement shall not waive, affect or diminish any right of the Agent thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Agent of a Default or an Event of Default by the Borrower or any of its Subsidiaries under this Agreement or a default under any of the other Loan Documents shall not suspend, waive or affect any other Default or Event of Default by the Borrower or any of its Subsidiaries under this Agreement or default under any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or any of its Subsidiaries contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by the Borrower or any of its Subsidiaries under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by the Agent unless such suspension or waiver is in writing signed by an officer of the Agent, and directed to the Borrower or any of its Subsidiaries specifying such suspension or waiver. The Agent shall not be deemed to have waived any of its rights upon or under this Agreement or any of the other Loan Documents unless such waiver is in writing and signed by an officer of the Agent. No delay or omission on the part of the Agent in exercising any other right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of the assertion of any right on any future occasion.

     10.2 Attorneys' Fees and Expenses.  If at any time or times hereafter the
          ----------------------------
Agent employs counsel in connection with protecting or perfecting the Agent's security interest in the Collateral or in connection with any matters contemplated by or arising out of this Agreement, whether (a) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings,
(b) to take any other action in or with respect to any suit or proceeding (Insolvency or otherwise), (c) to consult with officers of the Agent to advise the Agent, (d) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, or (e) to attempt to enforce or to enforce any Lien on any of the Collateral or to attempt to enforce or to enforce any rights of the Agent to collect any of the Liabilities, then in any of such events, all of the attorneys' and paralegals' reasonable fees arising from such services, and any reasonable expenses, costs and charges relating thereto, together with interest at the rate prescribed herein for the Guidance Loans, shall be part of the Liabilities, payable on demand and secured by the Collateral.

     10.3 Expenditures by the Agent.  Except as permitted herein, in the event
          -------------------------
the Borrower or any of its Subsidiaries shall fail to pay taxes, insurance, assessments, costs or expenses which the Borrower or any of its Subsidiaries is, under any of the terms hereof or of any of the other Loan Documents, required to pay, or fails to keep the Collateral free from Liens, or fails to perform under any agreement related to or for which a Letter of Credit has been issued or a Guidance Loan has been made, the Agent may, in its sole and absolute discretion, make expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate prescribed herein for the Guidance Loans, shall be part of the Liabilities, payable on demand and secured by the Collateral.

     10.4 Custody and Preservation of Collateral.  The Agent and each Bank shall
          --------------------------------------
be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Agent or such Bank would with respect to similar property held in such Bank's name.

     10.5 Reliance by the Banks.  Each of the Borrower and its Subsidiaries
          ---------------------
hereby acknowledges that the Banks, in entering into this Agreement and agreeing, to the extent provided herein, to make Loans and otherwise extend credit to the Borrower or its Subsidiaries hereunder, have relied upon the accuracy of the covenants, agreements, representations and warranties made herein by each of the Borrower and its Subsidiaries and the information delivered by each of the Borrower and its Subsidiaries to the Banks in connection herewith (including without limitation the Financials).

     10.6 Assignability; Parties.  This Agreement is not assignable by the
          ----------------------
Borrower or any of its Subsidiaries. Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and permitted assigns of each of the Borrower and its Subsidiaries, and the successors and assigns of the Agent and the Banks.

     10.7 Applicable Law; Severability. THIS AGREEMENT SHALL BE CONSTRUED IN ALL
          ----------------------------
RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS AND DECISIONS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD

TO CONFLICT OF LAW PRINCIPLES. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     10.8 Submission to Jurisdiction; Jury Trial Waiver; Waiver of Bond.   EACH
          -------------------------------------------------------------
OF THE BORROWER AND ITS SUBSIDIARIES HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SUFFOLK COUNTY, MASSACHUSETTS AND WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND EACH
- --------------------
OF THE BORROWER AND ITS SUBSIDIARIES CONSENTS THAT ALL SERVICE OF PROCESS UPON IT BE MADE BY REGISTERED MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SUBSECTION 10.13 AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE
         ----------------
COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THE BORROWER'S OR SUCH SUBSIDIARY'S ADDRESS. EACH OF THE BORROWER AND ITS SUBSIDIARIES HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE AGENT, THE BANKS OR ANY OF THEM, AND LIKEWISE WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY BOND OR SURETY WHICH MIGHT BE REQUIRED OF THE AGENT, THE BANKS OR ANY OF THEM IN ANY LEGAL PROCEEDING. NOTHING CONTAINED IN THIS SUBSECTION 10.8 SHALL AFFECT THE
                                             ---------------
RIGHT OF EACH BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF EACH BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER PROPER JURISDICTION.

     10.9 Application of Payments.  After the occurrence and during the
          -----------------------
continuance of an Event of Default, any contrary provision contained in this Agreement or the other Loan Documents notwithstanding, the Agent shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Liabilities in such manner as the Agent may deem advisable, any entry by the Agent upon its books and records notwithstanding, and each of the Borrower and its Subsidiaries hereby irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by the Agent from the Borrower or any of its Subsidiaries or with respect to any of the Collateral in such circumstances.

     10.10     Marshalling; Payments Set Aside.  No Bank shall be under any
               -------------------------------
obligation to marshall any assets in favor of the Borrower or any of its Subsidiaries or any other Person or against or in payment of any or all of the Liabilities. To the extent that the Borrower or any of its Subsidiaries makes a payment or payments to the Agent or any Bank or the Agent or any Bank enforces the Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or other law, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     10.11     Section Titles.  The section and subsection titles contained in
               --------------
this Agreement are for reference purposes only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

     10.12     Continuing Effect.  This Agreement, the Agent's Liens on the
               -----------------
Collateral, and all of the other Loan Documents shall continue in full force and effect so long as any Liabilities shall be owed to the Banks, and (even if there shall be no Liabilities outstanding) so long as this Agreement has not been terminated as provided herein.

     10.13     Notices.  Except as otherwise expressly provided herein, any
               -------
notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon the earlier of (a) personal delivery to the address set forth below, (b) in the case of mailed notice, three (3) days after deposit in the United States mails, with proper postage for certified mail, return receipt requested, prepaid, or (c) in the case of notice by Federal Express or other reputable overnight courier service, one (1) Business Day after delivery to such courier service, addressed to the party to be notified as follows:

     (i)  If to the Agent, at:

          USTrust
          30 Court Street
          Boston, Massachusetts  02108
          Attention:  Michael D. O'Neill, Vice President

     (ii) If to the Borrower and/or its Subsidiaries, at:

          Fine Host Corporation
          3 Greenwich Office Park
          Greenwich, CT  06831
          Attention: Richard E. Kerley, President or to such other Person or address as each party designates to the other in the manner herein prescribed. Notices sent by or to the Borrower shall be deemed to include its Subsidiaries for all purposes under this Agreement.

     10.14     Equitable Relief.   Each of the Borrower and its Subsidiaries
               ----------------
recognizes that, in the event the Borrower and its Subsidiaries fails to perform, observe or discharge any of the Liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Banks. Therefore, the Borrower agrees that the Banks, if the Banks so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     10.15     Entire Agreement; Amendments.  This Agreement, together with the
               ----------------------------
Loan Documents executed in connection herewith, and all exhibits and schedules attached hereto or thereto, constitutes the entire Agreement among the parties with respect to the subject matter hereof, and supersedes all prior written oral understandings with respect thereto. This Agreement may be amended only by a written instrument signed by the Borrower and the Designated Banks, except that any amendment that would (i) make any change or permit any action specified in the last sentence of subsection 9.2(h) or (ii) amend this subsection 10.15,
                     -----------------                    ----------------
shall be signed by the Borrower and all of the Banks.

     10.16     Participations/Assignments.
               --------------------------

     (a) After obtaining the consent of UST, which consent shall not be unreasonably withheld, each Bank shall have the right, without the consent of the Borrower or any of its Subsidiaries or notice to the Borrower or any of its Subsidiaries, to sell interests and participations in or to assign all or any portion of its interest under any or all of the Loan Documents on such terms as such Bank and a purchaser of such participation shall determine. However, no Bank shall have any obligation to sell interests or any participations in the Loan Documents.

     (b) In addition to the assignments and participations permitted under subparagraph (a) above, any Bank may assign and pledge all or any portion of its pro rata share in the Loans and Notes to (i) any affiliate of such Bank or (ii)
- --- ----
any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

     10.17     Changes in Accounting Principles.  (a) If any changes in
               --------------------------------
accounting principles from those used in the preparation of the Financials are hereafter occasioned by the promulgation of rules, regulations, pronouncements, or opinions of, or required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Borrower's or any Subsidiary's fiscal or tax years and, as a result of any such changes, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement or any of the other Loan Documents, or (b) if the Borrower, for reasonable business purposes, shall desire to change such accounting principles or the application thereof (which change shall be consistent with accounting principles then in effect pursuant to rules, regulations, pronouncements, or opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants) and such desired change would result in a change in the method of calculating any of the financial covenants, negative covenants or other terms and conditions found in this Agreement or any of the other Loan Documents, then the parties hereto agree to enter into negotiations in order to amend such provisions and the definition of GAAP, set forth in subsection 1.1 so as to reflect equitably such changes with the desired result
- --------------
that the criteria for evaluating the financial condition and performance of the Borrower and the Subsidiaries shall be the same after such changes as if such changes had not been made.

     10.18     Indemnity.  Each of the Borrower and its Subsidiaries agrees to
               ---------
indemnify and hold the Agent and each Bank and the officers, directors, employees and Affiliates of the Agent and such Bank harmless from and against any claims, demands, losses, damages, penalties, costs and expenses to which the Agent, such Bank, its subsidiaries or any such Persons or Affiliates may become subject, insofar as such claims, demands, losses, damages, penalties, costs and expenses arise out of or by reason of any investigation, litigation or other proceedings related to the transactions contemplated by this Agreement, any of the other Loan Documents, and to reimburse the Agent, each Bank and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such claims, demands, losses, damages, penalties, costs and expenses; provided, however, that each of the Borrower and its Subsidiaries shall not be liable for any such claims, demands, losses, damages, penalties, costs and expenses arising out of any such action taken by the Agent or by the Banks or any such Person or Affiliate to the extent that the same shall be determined by a court of competent jurisdiction to have constituted gross negligence or willful misconduct of the party to be indemnified. Without limiting the foregoing, the Borrower and each of its Subsidiaries shall indemnify and hold harmless the Agent's and each Bank's audit officers, directors, employees and Affiliates from and against any claims, demands, penalties, costs and expenses associated with Environmental Laws, Hazardous Substances, and any covenants, representations and warranties relating thereto contained in this Agreement, no matter how arising, and all matters listed in Schedule 5.23. The obligations of each of the Borrower and its
          -------------
Subsidiaries under this subsection 10.18 shall survive repayment of the
                        ----------------
Liabilities and the other Loan Documents.

     10.19     Representations and Warranties, etc.  Anything to the contrary
               -----------------------------------
contained herein notwithstanding, (i) each representation and warranty contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and the repayment of the Liabilities hereunder, (ii) each representation and warranty contained in this Agreement and, except as otherwise provided herein, each other Loan Document shall be remade on the date of each Loan made hereunder, and (iii) each representation and warranty and other covenant or obligation of Borrower or any Subsidiary contained in this Agreement or any other Loan Document is made jointly and severally by the Borrower and each of its Subsidiaries.

     10.20     Treatment of Certain Information.  The Borrower (a) acknowledges
               --------------------------------
that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that information delivered to each Bank by the Borrower may be provided to each such subsidiary and affiliate.

     10.21     Independence of Covenants.  All covenants hereunder shall be
               --------------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

     10.22     Time of the Essence.  Time and punctuality shall be of the
               --------------------
essence with respect to this Agreement, but no delay or failure of the Agent or any Bank to enforce any of the provisions herein contained and no conduct or statement of the Agent or any Bank shall waive or affect any of the Agent's or any Bank's rights hereunder.

     10.23     Closing Date.  The Closing (the "Closing") under this Agreement
               ------------
shall occur (subject to all of the conditions contained herein) as of the date on which the Borrower has completed the underwritten public offering of its common stock pursuant to the Registration Statement, resulting in net proceeds to the Borrower sufficient for the Borrower's Net Worth to be at least Forty-Five Million Seven Hundred Fifty Thousand and 00/100 Dollars ($45,750,000.00) as of such date (said date is hereinafter referred to as the "Closing Date"). Notwithstanding the preceding sentence to the contrary, this Agreement and all of the transactions contemplated herein shall automatically terminate and be null and void, and shall have no further force or effect, if the Closing Date does not occur on or prior to July 11, 1996.

     The parties hereto acknowledge and agree that all references contained in
(i) the Notes, (ii) all of the Security Agreements, the Assignments of Receivables and Proceeds, the Joint Venture Pledge Agreements, the LLC Pledge Agreement, the Unlimited Guaranties, and the Limited Guaranties referred to in clauses (d), (e) and (f) of subsection 4.8 and (iii) all other agreements,
                            --------------
assignments, certificates, filings, instruments and other documents executed in connection with the transactions contemplated herein to the words "dated of even date herewith" shall mean and refer to the Closing Date.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed as an instrument under seal by the duly authorized representative of each party hereto, as of the day and year first above written.

                                   USTRUST AS AGENT


                                   By:______________________________
                                   Title:_____________________________

                                   USTRUST


                                   By:______________________________
                                   Title:_____________________________

                                   THE SUMITOMO BANK, LIMITED


                                   By:______________________________
                                   Title:_____________________________


                                   By:______________________________
                                   Title:_____________________________

                                   STATE STREET BANK AND TRUST COMPANY


                                   By:______________________________
                                   Title:_____________________________

                                   BANK OF BOSTON CONNECTICUT


                                   By:______________________________
                                   Title:_____________________________

                                   MELLON BANK, N.A.


                                   By:______________________________
                                   Title:_____________________________

                                   THE BANK OF NEW YORK


                                   By:_______________________________
                                   Title:______________________________

                                   FINE HOST CORPORATION


                                   By:______________________________
                                   Title:_____________________________

                                   FINE HOST SERVICES CORPORATION


                                   By:______________________________
                                   Title:_____________________________

                                   FINE HOST OF VERMONT, INC.


                                   By:______________________________
                                   Title:_____________________________

                                   FANFARE, INC.


                                   By:______________________________
                                   Title:_____________________________

                                   GLOBAL FANFARE, INC.


                                   By:______________________________
                                   Title:_____________________________

                                   FINE HOST INTERNATIONAL CORPORATION


                                   By:______________________________
                                   Title:_____________________________

                                   CREATIVE FOOD MANAGEMENT, INC.


                                   By:______________________________
                                   Title:_____________________________


                                   NORTHWEST FOOD SERVICE, INC.


                                   By:______________________________
                                   Title:_____________________________


                                   TARRANT COUNTY CONCESSIONS, L.L.C.


                                   By:______________________________
                                   Title:_____________________________


                                   SUN WEST SERVICES, INC.


                                   By:______________________________
                                   Title:_____________________________